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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CORPORATE OFFICE PROPERTIES TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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6711 Columbia Gateway Drive, Suite 300 Columbia, Maryland 21046-2104 Telephone 443-285-5400 Facsimile 443-285-7650 www.copt.com NYSE: OFC

To:	Our Shareholders
From:	Roger A. Waesche, Jr.
Subject:	Invitation to the Corporate Office Properties Trust 2013 Annual Meeting of Shareholders

        You are cordially invited to attend our 2013 Annual Meeting of Shareholders to be held on May 9, 2013 at 9:30 a.m. at 6711 Columbia Gateway Drive, Suite 300, Columbia, Maryland 21046, our corporate headquarters.

        At this year's meeting, you will be asked to vote on the election of ten members of our Board of Trustees; the ratification of PricewaterhouseCoopers LLP's appointment as our independent registered public accounting firm for the current fiscal year; and approval, on an advisory basis, of the compensation of our named executive officers as disclosed in the proxy statement for this meeting. The notice of annual meeting and proxy statement accompanying this letter contain further information about these items and the meeting itself, including the different methods you can use to vote your proxy.

        In addition to the formal business to be transacted, we will make a presentation regarding our accomplishments in 2012 and other recent developments. You will have the opportunity at this meeting to ask questions and make comments.

        We have elected to use the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders via the Internet. We believe that these rules allow us to provide our shareholders with the information they need, while lowering the costs of printing and delivery and reducing the environmental impact of our annual meeting.

        I hope to see you at the meeting.

Roger A. Waesche, Jr. President and Chief Executive Officer

6711 Columbia Gateway Drive, Suite 300 Columbia, Maryland 21046-2104 Telephone 443-285-5400 Facsimile 443-285-7650 www.copt.com NYSE: OFC

March 28, 2013

Notice of Annual Meeting of Shareholders

Date:	Thursday, May 9, 2013
Time:	9:30 a.m.
Place:	Corporate Office Properties Trust 6711 Columbia Gateway Drive Suite 300 Columbia, Maryland 21046

        We will hold our 2013 Annual Meeting of Shareholders on May 9, 2013 at 9:30 a.m. at our corporate headquarters. During the Annual Meeting, we will consider and take action on proposals to:

  1.
  Elect ten Trustees;

  2.
  Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year;

  3.
  Approve, on an advisory basis, the compensation of our named executive officers as disclosed in the proxy statement to this meeting; and

  4.
  Transact any other business properly brought before the Annual Meeting.

        You may vote on these proposals if you were a shareholder of record at the close of business on March 15, 2013.

By order of the Board of Trustees,
Karen M. Singer Senior Vice President, General Counsel and Secretary

PROXY STATEMENT

        This proxy is being used to permit all holders of the common shares of beneficial interest ("common shares") of Corporate Office Properties Trust (the "Company") to vote since many may be unable to attend the 2013 Annual Meeting of Shareholders (the "Annual Meeting") in person. Our Board of Trustees (the "Board") encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting. We will begin distribution and electronic availability of this proxy statement and proxy card on or about March 28, 2013.

        In accordance with the rules of the Securities and Exchange Commission (the "SEC"), instead of mailing a printed copy of our proxy materials to each shareholder of record or beneficial owner, we are furnishing our proxy materials (proxy statement for Annual Meeting, proxy card and 2012 Annual Report) by providing access to these materials on the Internet. Our shareholders will not receive printed copies of the proxy materials unless they request this form of delivery. Printed copies will be provided upon request at no charge.

        A Notice of Meeting and Internet Availability of Proxy Materials ("Notice of Internet Availability") will be mailed to our shareholders on or about March 28, 2013. We are providing the Notice of Internet Availability in lieu of mailing the printed proxy materials and are instructing our shareholders as to how they may: (1) access and review our proxy materials on the Internet; (2) submit their proxy; and (3) receive printed proxy materials. Shareholders may request to receive printed proxy materials by mail or electronically by e-mail on an ongoing basis by following the instructions in the Notice of Internet Availability. We believe that providing future proxy materials by e-mail will save us some of the costs associated with printing and delivering the materials and reduce the environmental impact of our annual meetings. A request to receive proxy materials in printed form by mail or by e-mail will remain in effect until such time as the shareholder elects to terminate it.

        Corporate Office Properties Trust's mailing address is 6711 Columbia Gateway Drive, Suite 300, Columbia, Maryland 21046-2104. Corporate Office Properties Trust's Internet address is www.copt.com. The information on our Internet site is not part of this proxy statement.

General Information

What will shareholders be voting on at the Annual Meeting?

  1.
  The election of ten Trustees.

  2.
  The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year.

  3.
  Advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement.

  4.
  Any other business that properly comes before the Annual Meeting for a vote.

Who is entitled to vote at the Annual Meeting and how many votes do they have?

        Common shareholders of record at the close of business on March 15, 2013 may vote at the Annual Meeting. Each share has one vote. There were 81,273,438 common shares outstanding on March 15, 2013.

How do I vote?

        You must be present, or represented by proxy, at the Annual Meeting in order to vote your shares. Since many of our shareholders are unable to attend the Annual Meeting in person, we send the Notice of Internet Availability and, if requested, proxy cards to enable all of our shareholders to vote.

What is a proxy?

        A proxy is a person you appoint to vote on your behalf. If you vote by Internet, telephone or proxy card, your shares will be voted by the identified proxies.

        You can vote in one of three ways:

  1.
  By Internet.    To vote using the Internet, go to the website listed on your Notice of Internet Availability or proxy card. You will need to follow the instructions on that website.

  2.
  By telephone.    To vote by telephone, call the toll free number listed on your Notice of Internet Availability or proxy card. You will need to follow the instructions and the prompts from the telephone voting system.

  3.
  By mail.    If you requested printed proxy materials and wish to vote by mail, simply mark, sign and date the proxy card and return it in the postage-paid envelope provided.

        If you vote by Internet or telephone, you should not return your proxy card.

        If you hold your shares through a broker, bank or other nominee, you will receive separate instructions from the nominee describing how to vote your shares.

How will my proxies vote my shares?

        Your proxies will vote according to your voting instructions. If you provide voting instructions but the instructions you provide do not indicate your vote on business matters, your proxies will vote as follows:

  •
  "FOR" each of the nominees for Trustee listed in Proposal 1;

  •
  "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year; and

  •
  "FOR" approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement.

        We do not intend to bring any other matter for a vote at the Annual Meeting, and we do not know of anyone else who intends to do so. However, your proxies are authorized to vote on your behalf, in their discretion, on any other business that properly comes before the Annual Meeting.

How do I revoke my proxy?

        You may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

  •
  Notifying our Senior Vice President, General Counsel and Secretary, Karen M. Singer, in writing at our mailing address set forth on the first page of this proxy statement, that you are revoking your proxy;

  •
  Executing a later dated proxy card;

  •
  If previous instructions were given through the Internet or by telephone, by providing new instructions by the same means; or

  •
  Attending and voting by ballot at the Annual Meeting.

Who will count the votes?

        An officer of Corporate Office Properties Trust will act as the Inspector of Election and will count the votes.

What constitutes a quorum?

        As of March 15, 2013, Corporate Office Properties Trust had 81,273,438 common shares outstanding. A majority of the outstanding shares present or represented by proxy constitutes a quorum. If you complete the voting process by Internet or telephone or sign and return your proxy card, your shares will be counted in determining the presence of a quorum, even if you abstain or otherwise withhold your vote. If a quorum is not present at the Annual Meeting, the shareholders present in person or by proxy may adjourn the meeting to a date not more than 120 days after March 15, 2013 until a quorum is present.

What vote is required to elect Trustees?

        During 2012, our Board of Trustees adopted an amendment to our Bylaws providing for majority voting for the election of Trustees in uncontested elections. Specifically, our Bylaws provide that, in an uncontested election, a nominee for Trustee is elected only if such nominee receives the affirmative vote of a majority of the total votes cast for and against such nominee. The majority voting standard would not apply in contested elections.

        The majority voting standard will apply to the election of Trustees at the Annual Meeting. Accordingly, a nominee for Trustee will be elected if such nominee receives the affirmative vote of a majority of the total votes cast for and against such nominee. Broker non-votes, if any, and abstentions will not be treated as votes cast for the election of a Trustee.

        Our Board of Trustees has also adopted a resignation policy which is included in our Bylaws, under which a Trustee nominated for re-election who fails to receive the required number of votes for re-election will tender his or her resignation to our Board of Trustees for its consideration. The Nominating and Corporate Governance Committee will act on an expedited basis to determine whether it is advisable to accept the Trustee's resignation and will submit the recommendation for prompt consideration by our Board. Our Board will act on the tendered resignation within 90 days following certification of the shareholder vote and will promptly and publicly disclose its decision. The Trustee whose resignation is under consideration will abstain from participating in any decision regarding his or her resignation. If the resignation is not accepted, the Trustee will continue to serve until the next annual meeting of shareholders and until the Trustee's successor is duly elected and qualified or until the Trustee's earlier resignation or removal. The Nominating and Corporate Governance Committee and our Board may consider any factors they deem relevant in deciding whether to accept a Trustee's resignation.

What vote is required on other matters?

        In general, a majority of the votes cast at a meeting of shareholders is required to approve any other matter unless a greater vote is required by law or by the Company's Declaration of Trust. With respect to Proposals 2 and 3 to be voted on at the Annual Meeting, a majority of the votes cast on each of the proposals will be required to approve each of the proposals. See "How Will My Vote Be Counted" for more detail on the treatment of abstentions and "broker non-votes" on Proposals 2 and 3.

What is a broker non-vote?

        A "broker non-vote" occurs when a nominee (such as a custodian or bank) holding shares for a beneficial owner returns a signed proxy but does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

How will my vote be counted?

        With respect to Proposal 1, the election of Trustees, votes may be cast for or against each nominee. You may also abstain with respect to each nominee. Because abstentions and broker non-votes are not considered votes cast, they will have no effect on the outcome of the vote on election of Trustees.

        With respect to each of Proposals 2 and 3, you may abstain, and your abstention will have no effect on the outcome of the vote, because no vote will have been cast with respect to your shares. Broker non-votes will have no effect on the outcome of Proposals 2 and 3, because no vote will have been cast with respect to your shares.

What percentage of our common shares do the Trustees and executive officers own?

        Our Trustees and executive officers owned 0.8% of our outstanding common shares as of March 15, 2013. Our Trustees and executive officers beneficially owned in the aggregate approximately 4.7% of our common shares as of March 15, 2013 (see the discussion under the heading "Share Ownership of our Trustees, Executive Officers and 5% Beneficial Owners" for more details).

Who is soliciting my proxy, how is it being solicited and who pays the cost?

        Our Board is soliciting your proxy. The solicitation process is being conducted primarily by mail. However, proxies may also be solicited in person, by telephone or facsimile. Broadridge Financial Solutions, Inc., our proxy distribution and tabulation agent, will be assisting us for a fee of approximately $49,000, plus out-of-pocket expenses. We pay any cost incurred for soliciting proxies and also reimburse stockbrokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of common shares.

 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 9, 2013

        The proxy materials are available at www.copt.com under "Investor Relations," under the subheading "Annual Meeting and Proxy Materials."

When are shareholder proposals and Trustee nominations for our 2014 Annual Meeting due?

        In accordance with our Bylaws, notice relating to nominations for Trustees or proposed business to be considered at the 2014 Annual Meeting must be given no earlier than February 8, 2014 and no later than March 10, 2014. These requirements do not affect the deadline for submitting shareholder proposals for inclusion in the proxy statement for the 2014 Annual Meeting (discussed in the question and answer below), nor do they apply to questions a shareholder may wish to ask at that meeting.

When are shareholder proposals intended to be included in the proxy statement for the 2014 Annual Meeting due?

        Shareholders who wish to include proposals in the proxy statement must submit such proposals in accordance with regulations adopted by the Securities and Exchange Commission. Shareholder proposals for the 2014 Annual Meeting must be submitted in writing by November 28, 2013. In addition, shareholders may wish to have a proposal presented at the 2014 Annual Meeting but not to have such proposal included in the proxy statement for the 2014 Annual Meeting. Pursuant to our Bylaws, notice of any such proposal must be received by us between February 8, 2014 and March 10, 2014. If it is not received during this period, such proposal shall be deemed "untimely" for purposes of Rule 14a-4(c) under the Exchange Act, and, therefore, the proxies will have the right to exercise discretionary voting authority with respect to such proposal.

        Any shareholder proposals must be submitted to Karen M. Singer, Senior Vice President, General Counsel and Secretary, at our mailing address set forth on the front page of this proxy statement. You should submit any proposal by a method that permits you to prove the date of delivery to us.

How can interested parties send communications to the Board?

        Any interested parties who wish to communicate with the members of our Board may communicate with the independent Trustees or the chairperson of any of the committees of the Board by e-mail or regular mail. Communications by e-mail should be sent to karen.singer@copt.com. Communications by regular mail should be sent to the attention of the Chairperson, Audit Committee; Chairperson, Compensation Committee; Chairperson, Nominating and Corporate Governance Committee; Chairperson, Investment Committee; or, for communications intended for the independent Trustees as a group, to the Independent Trustees. In each case, the communication should be sent care of Karen M. Singer, Senior Vice President, General Counsel and Secretary, at our mailing address set forth on the front page of this proxy statement.

        All communications received in accordance with this process will be reviewed by management to determine whether the communication requires immediate action. Management will transmit all communications received, or a summary of such communications, to the appropriate Trustee or Trustees. However, management reserves the right to disregard any communication that it determines is unduly hostile, threatening, illegal, does not reasonably relate to us or our business or is similarly inappropriate, and has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

How can interested parties obtain information regarding our Corporate Governance Guidelines?

        Our Board has adopted Corporate Governance Guidelines to set forth our policies concerning overall governance practices. These Guidelines can be found in the investor relations section of our Internet website in the subsection entitled "Corporate Governance." Our Internet website address is www.copt.com. Our Corporate Governance Guidelines are also available in print to any shareholder upon request. To the extent modifications are made to our Corporate Governance Guidelines, such modifications will be reflected on our Internet website.

Proposal 1—Election of Trustees

        Our Bylaws provide for the annual election of Trustees at the Annual Meeting of Shareholders. Our Board, at the recommendation of its Nominating and Corporate Governance Committee, has nominated all of our current Trustees for re-election at the Annual Meeting. Each nominee has agreed to serve a one-year term. If any of the nominees is unable to stand for election, the Board may provide for a lesser number of Trustees or designate a substitute. In the latter event, shares represented by proxies will be voted for a substitute nominee.

        The following biographies set forth certain information with respect to the nominees for election as Trustees, all of whom currently serve as Trustees. These descriptions include, in the second paragraph of each, the specific experience, qualifications, attributes and skills that led the Board to nominate each of them for re-election. As noted below, the Board has appointed Thomas F. Brady to serve as Chairman of the Board, effective as of the Annual Meeting. We thank Mr. Shidler for his commitment, dedication and leadership of the Company as Chairman of the Board for the last 16 years and Mr. Hamlin for his stewardship as Vice Chairman of the Board since 2005.

        Jay H. Shidler, 66, has been Chairman of our Board since October 1997 and his service as Chairman will cease effective as of the Annual Meeting. Mr. Shidler is the founder and Managing Partner of The Shidler Group, a national real estate investment firm. Since forming The Shidler Group in 1972, Mr. Shidler and his affiliates have acquired and managed over 2,000 properties in 40 states and Canada. He has founded, and been the initial investor in, numerous public and private companies, including the following three other public real estate investment trusts: TriNet Corporate Realty Trust, Inc. (formerly New York Stock Exchange ("NYSE"): TRI), now part of iStar Financial; First Industrial Realty Trust, Inc. (NYSE: FR), for which he served as Chairman of the Board of Directors from 1993 through January 2009 and served as Director through May 2010; and Pacific Office Properties Trust, Inc. (NYSE: PCE), for which he serves as Chairman of the Board of Directors. From 1998 through 2005, Mr. Shidler also served as a Director of Primus Guaranty, Ltd. (NYSE: PRS), a Bermuda company of which Mr. Shidler is a founder.

        Mr. Shidler's extensive experience in owning and managing various types of commercial real estate properties as well as his service as founder and chairman of multiple private and publicly-traded companies, contributes to his participation on our Board in evaluation of real estate investment, capital initiatives and corporate governance matters.

        Clay W. Hamlin, III, 68, has been a member of our Board since October 1997 and was appointed Vice Chairman effective April 1, 2005. His service as Vice Chairman will cease effective as of the Annual Meeting. Mr. Hamlin has been active in the real estate business for over 35 years. He is a Managing Partner of The Shidler Group and founder, President and Chief Executive Officer of LBCW Investments, a privately held investment company. He was our Chief Executive Officer from October 1997 until his retirement on April 1, 2005. From May 1989 until joining us, Mr. Hamlin was the Managing Partner of The Shidler Group's Mid-Atlantic region, where he supervised the acquisition, management and leasing of over four million square feet of office and industrial property. Mr. Hamlin is a founding shareholder of First Industrial Realty Trust, Inc., is CEO of the Hamlin Family Foundation and CITRS, a character education company, and served on the Board of Trustees of Pacific

Office Properties Trust, Inc. until May, 2012. He also serves on the Board of Trustees for the Athletics Overseers Board of the University of Pennsylvania. Mr. Hamlin received an MBA in accounting and finance from The Wharton School, University of Pennsylvania and a Juris Doctor degree from Temple University, and previously practiced as a Certified Public Accountant and as a corporate, tax and real estate lawyer.

        Mr. Hamlin's lengthy real estate career, as our former Chief Executive Officer and in his extensive private company roles, as well as his deep experience in personal investment and finance activities, facilitate his valuable insight and perspective into our investment opportunities and operating and financial matters. In addition, Mr. Hamlin's broad civic involvement is an asset to managing effective Board relationships.

        Thomas F. Brady, 63, has been a member of our Board since January 2002 and has been appointed as Chairman of our Board effective as of the Annual Meeting. Mr. Brady is Chairman of the Opower Advisory Board, a global leader in providing energy information software to the utility industry. Mr. Brady is also on the Board of Directors of ENBALA Power Networks Ltd., a smart grid technology company providing innovative grid balancing services to utilities and electric system operators. Both Opower and ENBALA are privately-owned clean technology companies. Prior to joining Opower, Mr. Brady was Chairman of the Board of Directors of Baltimore Gas & Electric Company ("BGE") and Executive Vice President—Corporate Strategy at Constellation Energy Group ("CEG") (formerly NYSE: CEG, now a subsidiary of Exelon Corporation, NYSE: EXC). During a distinguished career at CEG/BGE, Mr. Brady held a series of senior executive positions providing experience in strategy, mergers and acquisitions, the boardroom, entrepreneurial start-up businesses, managing local utility operations and chief accounting officer responsibilities. Prior to its acquisition by Exelon, CEG was a Fortune 200 company owning energy related businesses, including BGE. BGE is the largest electric and gas utility in Maryland. He continued to serve on the Board of Directors of BGE through 2012. Mr. Brady is a Trustee and Treasurer of the Board of Stevenson University. Also, Mr. Brady served as Chairman of the Maryland Public Broadcasting Commission and Maryland Public Television from 2003 to 2007 and the Board of Directors of the Maryland Chamber of Commerce through 2010. Mr. Brady received a BS in Accounting from the University of Baltimore and an MBA in finance from Loyola University, completed an Advanced Executive Program at The Penn State University and was certified as a Certified Public Accountant.

        Mr. Brady's extensive career in key financial and strategic executive positions at a substantial public company, and experiences with privately-owned, venture capital funded start-up companies, qualifies him to lead our Board and assess our strategic initiatives, both qualitatively and quantitatively. His active engagement on our Board since joining, effective service in a strategic role on the Board and strong leadership skills contributed to his recent appointment as Chairman of the Board effective as of the Annual Meeting. Mr. Brady's utility operations experience and continuous significant civic involvements also complement and enhance the perspectives which he brings to his role as Chairman of the Board.

        Robert L. Denton, 60, has been a member of our Board since May 1999. Mr. Denton's background includes significant real estate and finance experience. He joined The Shidler Group in 1994, currently serving as Managing Partner in its New York office, and is responsible for the implementation of The Shidler Group's new investment vehicles. From 1991 to 1994, Mr. Denton was a Managing Director with Providence Capital, Inc., an investment banking firm that he co-founded. Mr. Denton served on the Board of Trustees of Pacific Office Properties Trust, Inc. until January 2013. Mr. Denton received an MBA from The Wharton School, University of Pennsylvania.

        Mr. Denton's extensive real estate and financial career, including as a senior executive in a significant private real estate investment and acquisition company, enables Mr. Denton to provide meaningful insight and leadership into our strategic initiatives, with specific focus on review and analysis of our proposed investment, development and capital market initiatives. Mr. Denton has continued to be very informed in the arena of corporate governance from his continuing education efforts.

        U.S. Rear Admiral (Ret.) Elizabeth A. Hight, 59, has been a member of our Board since February 2011. From October 2010, RADM Hight has served as Vice President of the Hewlett-Packard Company's ("HP") Enterprise Services U.S. Public Sector Cybersecurity Practice. From January 2010 to October 2010, she served as Vice President of HP's U.S. Public Sector DoD Command and Control Infrastructure. From July 2008 until December 2008, RADM Hight served as the Acting Director of the Defense Information Systems Agency ("DISA") and Acting Commander of the Joint Task Force-Global Network Operations ("JTF GNO"). She also served as DISA's Vice Director from April 2007 until October 2009 and as Principal Director for Operations and Deputy Commander, JTF GNO from 2005 to 2007. In her DISA role, she was responsible for providing global command, control, communications and computer support to the nation's warfighters and in her JTF GNO role, she was responsible for directing the operation and defense of the DoD's Global Information Grid. RADM Hight joined the Navy in March 1977. Throughout her career in the Navy, she served in numerous roles, including program sponsor for the UHF Satellite Communications Program on the Chief of Naval Operations staff, Assistant Program Manager for the UHF Follow-on communications satellite program, Commanding Officer, Fleet Surveillance Support Command and Commanding Officer, Navy Computer and Telecommunications Area Master Station Atlantic. RADM Hight has a Masters in Telecommunications Systems from the Naval Postgraduate School and a Masters in Information Systems from The George Washington University.

        As a result of her lengthy Navy career spanning various substantive areas that complement our strategy and her subsequent transition to the private sector, RADM Hight is qualified to contribute significantly to our strategic objectives. She is also qualified to assist in evaluating potential data and cyber security initiatives resulting from the strategy.

        David M. Jacobstein, 66, has been a member of our Board since August 2009. He has more than 25 years of real estate experience. Since July 2009, Mr. Jacobstein has provided consulting services to real estate related businesses. Mr. Jacobstein was the senior advisor to Deloitte LLP's real estate industry group from June 2007 to June 2009, where he advised Deloitte's real estate practitioners on strategy, maintained and developed key client relationships and shaped thought leadership that addressed key industry and market trends. From 1999 to 2007, he was President and Chief Operating Officer of Developers Diversified Realty Corporation, now known as DDR Corp. (NYSE: DDR), an owner, developer and manager of market-dominant community shopping centers. Mr. Jacobstein also served on DDR's Board of Directors from 2000 to 2004 and the Board of Trustees of Macquarie DDR Trust (ASX: MDT) from 2003 to 2007. Prior to DDR, he was Vice Chairman and Chief Operating Officer of Wilmorite, Inc., a Rochester, New York based developer of regional shopping malls. Mr. Jacobstein began his career as a corporate and securities lawyer. He graduated from Colgate University with a Bachelors of Arts degree and from The George Washington University Law Center with a Juris Doctor degree. He is a member of the National Association of Corporate Directors (NACD). He also serves on the Advisory Board of White Oak Partners, LLC, a private equity firm based in Columbus, Ohio, concentrating in real estate investment. Mr. Jacobstein also served on the Advisory Board of The Marcus & Millichap Company, a diversified real estate holding company based in Palo Alto, CA, from 2007 to March 2013.

        Mr. Jacobstein's experience as a senior executive and board member of a publicly traded REIT enables him to provide insight in a variety of areas affecting our operational and strategic functions, including with respect to proposed real estate investments, corporate level investments, financial matters and corporate governance. In addition, his background as a corporate and securities lawyer is valuable to our Board in its assessment of legal matters.

        Steven D. Kesler, 61, has been a member of our Board since September 1998. Since 2006, Mr. Kesler has served as Chief Financial Officer for CRP (Chesapeake Realty Partners) Operations, LLC, a private company that is actively engaged in the development of residential land and the construction and operation of commercial properties and residential rental communities. He served as a Managing Director of The Casey Group, a regional consulting firm that helps clients find solutions to operating and financial management issues, from 2005 to 2006. Mr. Kesler also served as the Chief Executive Officer and/or President of Constellation Investments, Inc. from 1988 and the Chief Executive Officer and President of Constellation Real Estate, Inc. and Constellation Health Services, Inc. from 1998 until his retirement in 2003; all of these entities were wholly-owned indirect subsidiaries of CEG. In these roles, Mr. Kesler managed a corporate investment entity, CEG's pension plan and nuclear decommissioning trust and a portfolio of real estate assets, including assisted living facilities. Mr. Kesler previously served as a Director on the Boards of Atapco, Inc., a private real estate and investment company, and Ace Guaranty Corporation, a financial guaranty subsidiary of Ace, Limited, a public company. Mr. Kesler received an MBA in finance from The Wharton School, University of Pennsylvania and previously worked in public accounting.

        Mr. Kesler's executive positions at both private and public real estate companies as well as his Board service on both private and public companies adds to the value of his contributions to our Board for both investment and financial oversight.

        Richard Szafranski, 65, has been a member of our Board since August 2009. His background includes over 40 years of experience in national security and expertise in pay for performance, strategic planning, scenario planning, market assessments, and business development. He formerly was a senior fellow and managing partner at Toffler Associates, a strategy and management consulting firm, where he provided consulting services for senior executives in U.S. Government agencies, including the U.S. intelligence community, and commercial firms in the global defense, communications and aerospace sectors. He retired from active service in the United States Air Force as a colonel in 1996. Mr. Szafranski served on the Board of Directors for Ceridian Corporation from 2006 to 2007 and SBS Technologies, Inc. from 2002 to 2005, where he chaired the Compensation Committee. He has a Master of Arts in Human Resources Management from Central Michigan University and has completed executive education on corporate governance at the Harvard Business School and Robert H. Smith School of Business Directors' Institute at the University of Maryland.

        Mr. Szafranski's extensive background in matters of national security positions him to contribute significantly to our core strategic initiatives. In addition, Mr. Szafranski's past board service and consulting service experience create a strong foundation for him to assess corporate governance initiatives and compensation matters.

        Roger A. Waesche, Jr., 58, our Chief Executive Officer and a member of our Board since April 1, 2012, has been our President since September 2010, after holding the position of Executive Vice President since January 2004 and the position of Senior Vice President from September 1998 through December 2003. Mr. Waesche was our Chief Operating Officer from August 2006 through September 2011, after serving as our Chief Financial Officer since March 1999. Prior to joining us, Mr. Waesche served as Senior Vice President for Constellation Real Estate, Inc., where he was responsible for all financial operations, including treasury, accounting, budgeting and financial planning. Mr. Waesche also had primary responsibility for Constellation Real Estate, Inc.'s asset investment and disposition activities. Prior to joining Constellation Real Estate, Inc. in 1984, Mr. Waesche was a practicing Certified Public Accountant with Coopers & Lybrand. Mr. Waesche is a member on the Maryland Industrial Development Financing Authority and a board member of the Economic Alliance of Greater Baltimore and the Board of Sponsors of the Loyola University Maryland's Sellinger School of Business.

        As a long-tenured real estate professional with the Company and its predecessor entities, and with a depth of both operational and financial expertise, Mr. Waesche is highly qualified to serve as a valued member of our Board. In his role as Chief Executive Officer, Mr. Waesche is a critical link between the Board and management. Mr. Waesche's experience at initiating and implementing strategic initiatives and continued active community involvement are also valuable assets to the Board.

        Kenneth D. Wethe, 71, has been a member of our Board since January 1990. Mr. Wethe has over 30 years of experience in the group insurance and employee benefits area. Since 1988, he has been the owner and principal officer of Wethe & Associates, a Dallas based firm providing independent risk management, insurance and employee benefit consulting services to school districts and government agencies. Mr. Wethe serves as Chairman of the Board of Directors of the Enterprise Education Foundation. Mr. Wethe received an MBA from Pepperdine University and is a Certified Public Accountant.

        Mr. Wethe's financial literacy and business endeavors are valuable to the Board in its efforts to monitor and evaluate financial matters, assess and oversee enterprise risk and to evaluate particular real estate and corporate initiatives.

        The Board recommends a vote "FOR" each of the nominees listed in Proposal 1.

 Our Board of Trustees

How do we determine whether our Trustees are independent?

        We believe that in order for our Board to effectively serve in its capacity, it is important, and the NYSE mandates, that at least a majority of our Trustees be independent as defined by the applicable rules of the NYSE. Therefore, we require that a substantial majority of the Board be independent, as so defined. No Trustee will be considered independent unless the Board affirmatively determines that the Trustee has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The following per se exclusions apply to the determination of Trustee independence: a Trustee will not be deemed independent until three years after the end of any of the following relationships or situations: (1) the Trustee is employed by the Company or a member of his/her immediate family is an executive officer of the Company; (2) the Trustee or a member of his/her immediate family receives, in any year, more than $120,000 in direct compensation from the Company (other than Trustee and committee fees and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service); (3) the Trustee is employed by or affiliated with the Company's present or former internal auditors or outside independent registered public accounting firm serving as the Company's auditors, or a member of the Trustee's immediate family is a current partner of such auditors or firm, is a current employee of such auditors or such firm and personally works on the Company's audit, or was within the past three years a partner or employee of such auditors or firm and personally worked on the Company's audit during that time; (4) the Trustee or a member of his/her immediate family is employed as an executive officer of another entity of which any of the Company's then-current executive officers serves on that other entity's compensation committee; (5) the Trustee is an employee, or a member of his/her immediate family is an executive officer, of another company that makes payments to or receives payments from the Company for property or services in an amount which, in any year, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues, or (6) the Trustee is an executive officer or compensated employee, or an immediate family member of the Trustee is an executive officer, of a charitable organization to whom we make donations in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such charitable organization's donations. In determining Trustee independence, the Board also considered the ownership by Mr. Shidler and Mr. Hamlin of a land parcel adjacent to land owned by the Company, and the potential development of all of the land under a common development plan, in its analyses of the independence of these Trustees.

Are our Trustees independent of Corporate Office Properties Trust?

        The Board has determined that each of our Trustees and nominees for Trustee meet the independence guidelines described above except for Mr. Waesche, our current President and Chief Executive Officer.

What is the leadership structure of our Board of Trustees?

        Our governance documents provide the Board with flexibility to select the appropriate leadership structure for the Company. In making leadership structure determinations, the Board considers many factors, including the specific needs of our business and what is in the best interests of the Company's shareholders. Our current leadership structure is comprised of an independent Chairman of the Board separate from the Chief Executive Officer. Among other things, the Board believes that having an independent Chairman enhances the ability of non-management Trustees to raise issues and concerns for Board consideration without immediately involving management and has determined that this structure is the most appropriate structure at this time.

        Under our Bylaws, the Chairman of the Board shall preside over the meetings of the Board and of the shareholders at which he or she shall be present and shall in general oversee all of the business and affairs of the Company. In the absence of the Chairman, the Chief Executive Officer shall preside over the meetings of the Trustees and of the shareholders at which he shall be present. The Chairman shall perform such other duties as may be assigned by the Trustees. The Chief Executive Officer shall have responsibility for implementation of the policies of the Company, as determined by the Board, and for the administration of the business affairs of the Company.

What is our policy regarding Trustee attendance at regularly scheduled meetings of the Board and annual meetings of shareholders?

        The Board holds a minimum of four regularly scheduled meetings per year, including the annual meetings of the Board held in conjunction with our annual meetings of shareholders. Trustees are expected to attend all regularly scheduled meetings and to have reviewed, prior to the meetings, all written meeting materials distributed to them in advance. Trustees are expected to be physically present at all regularly scheduled meetings, and a Trustee who is unable to attend a meeting is expected to notify the Chairman of the Board in advance of such meeting. If a Trustee attends a regularly scheduled meeting by telephone for the entire meeting, such Trustee shall be deemed to have attended the meeting for the purposes of determining whether a quorum exists and for voting purposes. A Trustee may not send a representative with a proxy to vote on his or her behalf if such Trustee is not able to attend a scheduled meeting.

        Trustees are expected to be present at our annual meetings of shareholders. All of our Trustees attended the 2012 Annual Meeting of Shareholders.

What is our policy regarding meetings of non-management Trustees?

        The non-management Trustees meet in executive session at least annually without management. The Chairman of the Board presides at the executive sessions. The non-management Trustees may meet in executive session at any time to consider issues that they deem important to address without management present.

How are the Trustees compensated?

  •
  Employee Trustees receive no compensation, other than their compensation as an employee, for serving on the Board or its committees.

  •
  Non-employee Trustees received the following:

  °
  Fees, paid in cash, set forth below:

Annual Trustee fee	$64,000
Annual Chairman of Board fee	32,000
Annual committee chairman fee
Audit	11,000
Compensation	9,500
Investment	8,000
Nominating and Corporate Governance	6,000
Annual committee fees
Audit	11,000
Compensation	9,500
Investment	8,000
Nominating and Corporate Governance	6,000
Fee for each Board meeting attended after first 12 per calendar year	2,000
    °
    Reimbursement for out-of-pocket expenses, such as travel and lodging costs incurred in connection with meeting attendance; and

    °
    Annual grants of restricted shares in an award value of not more than $82,500 (using the 15-day trailing average share price as of the grant date). These shares vest one year from the date of grant. Holders of restricted shares are entitled to receive dividends on such shares and can cast votes for such shares prior to shares vesting.

        The table below sets forth the total amounts of compensation earned by our non-employee Trustees during 2012.

Name of Trustee	Fees Earned (Paid in Cash)(1)	Restricted Share Awards(2)	Total
Thomas F. Brady	$93,000	$82,873	$175,873
Robert L. Denton	91,000	82,873	173,873
Randall M Griffin(3)	16,000	—	16,000
Clay W. Hamlin, III	76,000	82,873	158,873
Elizabeth A. Hight	79,500	82,873	162,373
David M. Jacobstein	94,125	82,873	176,998
Steven D. Kesler	83,000	82,873	165,873
Jay H. Shidler	114,000	82,873	196,873
Richard Szafranski	91,750	82,873	174,623
Kenneth D. Wethe	98,000	82,873	180,873

(1)
This column reports the amount of cash compensation earned in 2012 for Board and committee service.

(2)
Represents the grant date fair value of restricted shares awarded to the Trustees in 2012. The grant-date fair value of restricted shares granted to the non-employee Trustees in 2012 was $23.51 per share. At December 31, 2012, the aggregate numbers of outstanding options held by non-employee Trustees were: Mr. Brady: 30,000 options; Mr. Denton: 20,000 options; Mr. Hamlin: 25,000 options; Ms. Hight: 0 options; Mr. Jacobstein: 5,000 options; Mr. Kesler: 35,000 options; Mr. Shidler: 20,000 options; Mr. Szafranski: 5,000 options; and Mr. Wethe: 15,000 options. See Notes 2 and 13 to our consolidated financial statements included in our Annual Report for additional information regarding share-based compensation, including assumptions made in determining values for the options and restricted shares.

(3)
Mr. Griffin, our former Chief Executive Officer, retired on March 31, 2012 but served as a member of our Board until May 10, 2012.

What are the current committees of our Board?

        The Board currently has four committees: (1) the Audit Committee; (2) the Compensation Committee; (3) the Investment Committee; and (4) the Nominating and Corporate Governance Committee. Descriptions of these committees are set forth below:

  •
  The Audit Committee oversees the following:

  °
  the integrity of the Company's financial statements and other financial information provided by the Company to its shareholders and the investment community;

  °
  the Company's compliance with legal and regulatory requirements and ethical behavior;

  °
  the retention of the Company's independent registered public accounting firm, including oversight of their performance, qualifications and independence, and approval of audit and non-audit services;

  °
  the Company's accounting and financial reporting processes, internal control systems and internal audit function; and

  °
  the Company's risk management activities.

    The Committee also provides an avenue for communication among the Company's independent registered public accounting firm, internal auditors, management and the Board.

  •
  The Compensation Committee's primary responsibilities are set forth below:

  °
  to establish and periodically review the Company's compensation philosophy and the adequacy of compensation plans and programs for executive officers and other Company employees and to make recommendations to the Board with respect to such compensation;

  °
  to establish compensation arrangements and incentive goals (Company financial measures, business metrics and individual goals) for executive officers and to administer such compensation plans and programs;

  °
  to review the performance of executive officers and award incentive compensation and adjust compensation arrangements as appropriate based upon performance;

  °
  to review and consider risks relating to the Company's compensation policies; and

  °
  to review compensation arrangements for Trustees and make appropriate recommendations to the Board for approval.

  •
  The Investment Committee approves all of our acquisitions, dispositions, development projects, financings, joint ventures, equity issuances and other investments that are individually in excess of $10 million, and any of such items that are greater than $50 million must also be approved by the full Board.

  •
  The Nominating and Corporate Governance Committee serves the following purposes:

  °
  recommends to the Board the structure and operations of the Board;

  °
  identifies individuals qualified to serve as Trustees and recommends that the Board select the Trustee nominees identified by the Committee for election at the next annual meeting of shareholders;

  °
  recommends to the Board the responsibilities of each Board committee, the structure and operation of each committee and the Trustee nominees for assignment to each committee, including the recommendation of the chair for each Board committee;

    °
    oversees the Board's annual evaluation of its performance and the performance of all Board committees;

    °
    reviews and monitors management development and succession planning activities; and

    °
    develops and recommends to the Board for adoption a set of Corporate Governance Guidelines applicable to the Company and periodically reviews the same.

  All members of the Audit, Nominating and Corporate Governance and Compensation Committees are independent Trustees and meet the applicable requirements for committee membership under the NYSE rules. The practices of the Audit, Nominating and Corporate Governance and Compensation Committees are outlined in their respective charters, which are available on our Internet website in the subsection entitled "Corporate Governance" or in print to any shareholder upon request. To the extent modifications are made to the charters, such modifications will be reflected on our Internet website.

        The committees on which Trustees served and the number of meetings held during 2012 are set forth below:

Board Member	Audit	Compensation	Investment	Nominating and Corporate Governance
Jay H. Shidler			C	✓
Clay W. Hamlin, III			✓
Thomas F. Brady		C		✓
Robert L. Denton	✓			C
Elizabeth A. Hight		✓		✓
David M. Jacobstein	✓	✓ (*)	✓
Steven D. Kesler	✓		✓
Richard Szafranski	✓ (*)	✓		✓
Kenneth D. Wethe	C (+)		✓
Meetings Held in 2012	15	9	9	6

C = Chairman of the Committee.

✓ = Member of the Committee.

* = Joined the Committee effective May 10, 2012.

+ = Mr. Wethe was Chairman of the Audit Committee through December 31, 2012 and Mr. Jacobstein commenced his term as Chairman of the Audit Committee effective January 1, 2013.

        During 2012, the Board held four quarterly meetings and ten special meetings. Each incumbent Trustee in 2012 attended at least 75% of the aggregate of the meetings of the Board and meetings held by all committees on which such Trustee served.

How are our Trustees nominated?

        The Nominating and Corporate Governance Committee of the Board is responsible for recommending nominations to the Board and shareholders. In arriving at nominations, the Nominating and Corporate Governance Committee reviews with the Board the size, function, and needs of the Board and, in doing so, takes into account the principle that the Board as a whole should be competent in the following areas: (1) industry knowledge; (2) accounting and finance; (3) business judgment; (4) management and communication skills; (5) leadership; (6) public real estate investment trusts ("REITs") and commercial real estate business; (7) business strategy; (8) crisis management; (9) corporate governance; and (10) risk management. The Board also seeks members from diverse backgrounds. Trustees should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are or were affiliated, and be selected based upon contributions that they can make to the Company. In determining whether to recommend a Trustee for re-election, the Nominating and Corporate Governance Committee also considers the Trustee's past attendance at meetings and participation in and contributions to the activities of the Board and its committees.

        Our Board does not have an explicit diversity policy. Nevertheless, diversity of race, ethnicity, gender, age, cultural background and professional experiences is considered in evaluating candidates for nomination. The Board believes that its members should exhibit integrity and ethical behavior and that they should collectively represent a broad spectrum of experience and expertise. Diversity is important because a variety of points of view contribute to a more effective decision-making process.

        The Nominating and Corporate Governance Committee has a policy regarding consideration of shareholder recommendations for Trustee nominees, which is set forth below:

        The Committee considers nominees recommended by the Company's common shareholders using the same criteria it employs in identifying its own nominees. Any shareholder wishing to make a recommendation should send the following information to the Chairman of the Nominating and Corporate Governance Committee, care of Karen M. Singer, Senior Vice President, General Counsel and Secretary, at our mailing address set forth on the first page of this proxy statement, no later than the date that is 120 days prior to the one-year anniversary of the date of the mailing of the Company's proxy statement for its most recent annual meeting of shareholders:

  •
  the name of the candidate and the information about the individual that would be required to be included in a proxy statement under the rules of the Securities and Exchange Commission;

  •
  information about the relationship between the candidate and the nominating shareholder;

  •
  the consent of the candidate to serve as a Trustee;

  •
  proof of the number of shares of the Company's common shares that the nominating shareholder owns and the length of time the shares have been owned; and

  •
  a separate statement of the candidate's qualifications relating to the Board's membership criteria.

What is the Board's approach to risk oversight?

        The Board plays an important role in the risk oversight of the Company. The Board establishes and monitors the Company's risk tolerance and oversees its risk management activities primarily by:

  •
  approving the strategic direction of the Company on an annual basis;

  •
  maintaining for itself and its committees direct decision-making authority with respect to matters with significant inherent risks, including material acquisition, disposition, development and financing activities and the appointment, retention and compensation of senior management;

  •
  reviewing and discussing regular periodic reports relating to the performance of the Company and enterprise risk assessments relating to the achievement of its objectives;

  •
  approving the Company's annual budget and capital plan; and

  •
  overseeing specific areas of the Company's business by the Compensation, Audit and Nominating and Corporate Governance Committees.

        The Board and its Committees also rely on management to bring significant matters to their attention.

        Pursuant to its charter, the Audit Committee is responsible for the review of the Company's risk assessment and management activities. The Committee discharges these responsibilities by reviewing and discussing with management, the Company's internal audit function and the Company's independent registered public accounting firm any significant risks or exposures faced by the Company, the steps taken to identify, minimize, monitor or control such risks or exposures, and the Company's underlying policies with respect to risk assessment and risk management. Consistent with NYSE Rules, the Audit Committee also provides oversight with respect to risk assessment and risk management, particularly regarding the activities of the Company's internal audit function and integrity of the Company's financial statements and internal controls over financial reporting. The Company's internal audit function reports to the Audit Committee regarding such activities on an ongoing basis, including at each of the Audit Committee's meetings. The Board is informed regarding these risk oversight activities at the quarterly meetings of the Board.

        In addition, the Board believes that because its leadership and management functions are separated, the Board's ability to take a more objective, independent approach to overseeing risk is enhanced.

Our Executive Officers

        Below is information with respect to our executive officers (in addition to Roger A. Waesche, Jr.) (sometimes referred to herein as our "executive officers" or "executives").

        Stephen E. Riffee, 55, has been our Executive Vice President and Chief Financial Officer since August 2006. Prior to that time, Mr. Riffee served CarrAmerica Realty Corporation, a real estate investment trust, as Executive Vice President and Chief Financial Officer from April 2002 to July 2006 and Senior Vice President, Controller and Treasurer from July 1999 to March 2002. Prior to joining CarrAmerica Realty Corporation, Mr. Riffee held positions with Marriott International, Inc. and Burlington Northern Railroad and practiced as a Certified Public Accountant with KPMG Peat Marwick.

        Stephen E. Budorick, 52, has been our Executive Vice President and Chief Operating Officer since September 2011. Prior to joining us, Mr. Budorick served as Executive Vice President of Asset Management at Callahan Partners, LLC, a private real estate owner and developer, for five years. From 1997 to 2006, Mr. Budorick was Executive Vice President in charge of Trizec Properties, Inc.'s Central Region and from 1991 to 1997, he was Executive Vice President responsible for third-party management at Miglin Beitler Management Company. Mr. Budorick also worked in asset management at LaSalle Partners, Inc. from 1988 to 1991 and facilities management and planning at American Hospital Association from 1983 to 1988.

        Wayne Lingafelter, 53, has been our Executive Vice President, Development & Construction Services since January 2009, previously serving as Senior Vice President-Development & Construction since May 2008. Prior to joining us, Mr. Lingafelter served Duke Realty Corporation, a real estate investment trust, for 20 years in several positions, the most recent of which included Senior Vice President of Government Solutions from February 2006 to May 2008 and Senior Vice President of Cleveland Operations from 2002 to February 2006.

        Karen M. Singer, 48, has been our Senior Vice President, General Counsel and Secretary since September 2006, after holding the position of Vice President, General Counsel and Secretary since January 2004. Ms. Singer served as Assistant Secretary and Associate General Counsel of the Company from September 1998 through December 2003. From August 1996 through August 1998, Ms. Singer was Assistant General Counsel of Constellation Real Estate, Inc. From 1989 through January 1996,

Ms. Singer was in private practice as an associate at Weinberg and Green, LLC, now a part of Saul Ewing LLP, where she provided a broad spectrum of real estate related services to various clients. Ms. Singer currently serves on the Board of Directors of American Red Cross-Howard County, Art With a Heart, Inc., and Esophageal Cancer Action Network, Inc.

Share Ownership of our Trustees,
Executive Officers and 5% Beneficial Owners

        The following table shows certain information as of March 15, 2013 (unless otherwise noted) regarding the beneficial ownership of our common shares by each Trustee, each nominee for election as Trustee, each executive officer, all Trustees and executive officers as a group and each person known to us to be the beneficial owner of more than 5% of our outstanding common shares. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and means sole or shared voting or dispositive power with respect to securities. Each party named in the table below has sole voting and dispositive power with respect to the securities listed opposite such party's name, except as otherwise noted.

	Common Shares Beneficially Owned(1)	Percent of All Common Shares Beneficially Owned(2)	Options Exercisable within 60 days after March 15, 2013
Cohen & Steers, Inc.(3)	10,451,336	12.9%	—
The Vanguard Group, Inc.(4)	9,716,504	12.0	—
APG Asset Management US Inc.(5)	9,395,198	11.6	—
BlackRock, Inc.(6)	7,423,178	9.1	—
Jay H. Shidler(7)	1,839,381	2.2	20,000
Clay W. Hamlin, III(8)	1,100,682	1.3	25,000
Thomas F. Brady	37,525	*	30,000
Robert L. Denton(9)	352,525	*	20,000
Elizabeth A. Hight	6,192	*	—
David M. Jacobstein	13,025	*	5,000
Steven D. Kesler	48,456	*	30,000
Richard Szafranski.	12,525	*	5,000
Kenneth D. Wethe(10)	87,027	*	15,000
Roger A. Waesche, Jr.	261,643	*	—
Stephen E. Riffee.	96,161	*	—
Wayne H. Lingafelter	33,914	*	—
Stephen E. Budorick.	30,409	*	—
Karen M. Singer	47,872	*	—
All Trustees and Executive Officers as a Group (14 persons)(11)	3,967,337	4.7%	150,000

*
Represents less than one percent.

(1)
With respect to each shareholder (or group thereof), assumes that all units in our operating partnership, Corporate Office Properties, L.P. (the "Operating Partnership"), owned by such shareholder(s) listed are exchanged for common shares and assumes we elect to issue common shares rather than pay cash upon exchange of partnership units. Also includes common shares issuable under options held by such shareholder(s) exercisable within 60 days after March 15, 2013, as reflected in the third column of this table.

(2)
Common shares issuable upon the conversion of units in the Operating Partnership and the exercise of options exercisable currently or within 60 days after March 15, 2013 are deemed outstanding and to be beneficially owned by the person holding such units or options for purposes of computing such person's percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3)
Cohen & Steers, Inc. ("Cohen & Steers") has sole voting power with respect to 7,234,307 shares and sole investment power with respect to 10,451,336 shares. Cohen & Steers is located at 280 Park Avenue, 10th Floor, New York, New York 10017. The information in this note was derived from a Schedule 13G filed with the Securities and Exchange Commission by Cohen & Steers on February 14, 2013.

(4)
The Vanguard Group ("Vanguard") has sole voting power with respect to 179,140 shares, shared voting power with respect to 64,100 shares, sole investment power with respect to 9,580,667 shares and shared investment power with respect to 135,837 shares. Vanguard is located at 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The information in this note was derived from a Schedule 13G/A filed with the Securities and Exchange Commission by Vanguard on February 11, 2013.

(5)
APG Asset Management US Inc. ("APG") has sole voting and investment power with respect to 9,395,198 shares. APG is located at 666 Third Avenue, New York, New York 10017. The information in this note was derived from a Schedule 13G filed with the Securities and Exchange Commission by APG on February 12, 2013.

(6)
BlackRock, Inc. ("BlackRock") has sole voting and investment power with respect to 7,423,178 shares. BlackRock is located at 40 East 52nd Street, New York, New York 10022. The information in this note was derived from a Schedule 13G/A filed with the Securities and Exchange Commission by BlackRock on January 31, 2013.

(7)
Jay H. Shidler's common shares beneficially owned include 1,785,856 common units in the Operating Partnership exchangeable for common shares. Mr. Shidler's address is Davies Pacific Center, 841 Bishop Street, Suite 1700, Honolulu, Hawaii 96813.

(8)
Clay W. Hamlin, III's common shares beneficially owned include 1,068,157 common units in the Operating Partnership exchangeable for common shares; Mr. Hamlin has sole investment power with respect to 65,639 of these units and shared investment power for the remainder of these units. Mr. Hamlin's address is 40 Morris Avenue, Suite 100, Bryn Mawr, Pennsylvania 19010.

(9)
Robert L. Denton's common shares beneficially owned include 329,000 common units in the Operating Partnership exchangeable for common shares, 90,000 (27.1% of his total common unit and common share holdings) of which were pledged as security for a line of credit. Such pledged common units do not impact Mr. Denton's minimum required share holdings. Mr. Denton's address is 9 West 57th Street, Suite 1670, New York, New York 10019.

(10)
Kenneth D. Wethe's common shares beneficially owned include 63,621 shares held through Enterprise Education Foundation, for which Mr. Wethe serves as Chairman of the Board of Trustees. Mr. Wethe has shared voting and investment power with respect to these shares.

(11)
Includes 3,183,013 common units in the Operating Partnership exchangeable for common shares. These common units are beneficially owned by Mr. Shidler, Mr. Hamlin and Mr. Denton as described in Notes 7, 8 and 9 above.

 Section 16(a) Beneficial Ownership Reporting Compliance

        The rules of the Securities and Exchange Commission require that we disclose late filings of initial reports of share ownership and reports of changes in share ownership by our Trustees, officers and greater than 10% shareholders. Our Trustees, officers and greater than 10% shareholders are required by those rules to furnish us with copies of the reports of share ownership (and changes in share ownership) they file with the Securities and Exchange Commission. Based solely on our review of the copies of such reports received by us and other information provided by these parties, we believe that during the year ended December 31, 2012, our Trustees, officers and greater than 10% shareholders filed all required reports on a timely basis, with the exception of one late filing for Mr. Budorick in connection with a net share settlement relating to the payment of applicable withholding taxes upon the vesting of restricted shares.

Code of Ethics; Review and Approval of Related Party Transactions

        The Company has a Code of Business Conduct and Ethics for all employees and Trustees and a Code of Ethics for Financial Officers. These codes of ethics documents are available in the investor relations section of the Company's Internet website in the subsection entitled "Corporate Governance." The Company's Internet website address is www.copt.com. We intend to make available on our Internet website any future amendments or waivers to our Code of Business Conduct and Ethics and Code of Ethics for Financial Officers within four business days after any such amendments or waivers. In addition, shareholders may request a copy of these codes of ethics documents, free of charge, by making this request in writing to our Vice President, Investor Relations at ir@copt.com or at our mailing address.

        Our Code of Business Conduct and Ethics mandates that the Audit Committee must review and approve any "related party transaction," as defined by relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest). In considering the transaction, the Audit Committee will consider all relevant factors, including, among others, our business rationale for entering into the transaction, any potential alternatives to entering into the transaction, whether the transaction is on terms that would be comparable to those available to third parties and the overall fairness of the transaction to the Company.

        In general, either management or the affected Trustee or executive officer will bring the matter to the attention of either the chairman of the Audit Committee or our Senior Vice President, Secretary and General Counsel. If a member of the Audit Committee is involved in the transaction, he will be recused from all discussions and decisions about the transaction. The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified as promptly as practicable.

 Report of the Audit Committee

        The Audit Committee of Corporate Office Properties Trust's Board is comprised of the five Trustees named below. Each of the Trustees meets the independence and experience requirements of the NYSE and satisfies the Securities and Exchange Commission's additional independence requirements for members of audit committees. The Board has determined that Kenneth D. Wethe is an "audit committee financial expert" as defined by the Securities and Exchange Commission. The Audit Committee adopted and the Board approved, a charter outlining the Audit Committee's practices. A copy of the charter is available in the investor relations section of the Company's Internet website in the subsection entitled "Corporate Governance." The Audit Committee's charter is also available in print to any shareholder upon request. To the extent modifications are made to the Audit Committee's charter, such modifications will be reflected on the Company's Internet website.

        Management is responsible for the Company's financial statements, financial reporting process, internal financial controls, compliance with legal and regulatory requirements and ethical behavior. The Company's independent registered public accounting firm is responsible for expressing opinions on the conformity of the Company's consolidated financial statements with generally accepted accounting principles, the fairness of the presentation of the Company's financial statement schedule and the effectiveness of the Company's internal control over financial reporting. The Company's internal audit function is responsible for, among other things, helping to evaluate and improve the effectiveness of risk management, control and governance processes, and identifying opportunities to assist in improving the Company's operations. The role of the Audit Committee is to oversee these activities.

        Management completed the documentation, testing and evaluation of the Company's system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Committee received periodic updates provided by management, the internal audit function and the independent registered public accounting firm at each regularly scheduled Committee meeting. At the conclusion of the process, management provided the Committee with a report on the effectiveness of the Company's internal control over financial reporting, and represented to the Audit Committee that the Company's internal control over financial reporting was effective as of December 31, 2012 based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Committee also reviewed Management's Report on Internal Control over Financial Reporting contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission, as well as the independent registered public accounting firm's Report of Independent Registered Public Accounting Firm (included in the Company's Annual Report on Form 10-K). The Report of Independent Registered Public Accounting Firm related to the audit of: (1) the consolidated financial statements and financial statement schedule included in the Annual Report on Form 10-K; and (2) the effectiveness of internal control over financial reporting. The Committee continues to oversee the Company's efforts related to its internal control over financial reporting and management's preparations for the evaluation in 2013.

        The Audit Committee met with the Company's accounting and financial management team, the internal audit function and the independent registered public accounting firm to review the Company's annual and quarterly periodic filings containing annual and quarterly consolidated financial statements prior to the Company's submission of such filings to the Securities and Exchange Commission. In addition, the Audit Committee met with the internal audit function and with the independent registered public accounting firm without the presence of management.

        Management represented to the Audit Committee that the Company's consolidated financial statements for the year ended December 31, 2012 were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed under Statement on Auditing Standards No. 61, as amended, which addresses communication between audit committees and independent registered public accounting firms. The Audit Committee received from the independent registered public accounting firm the written disclosures and letter required by Public Company Accounting Oversight Board Rule 3526, which addresses independence discussions between auditors and audit committees. The Audit Committee also held discussions with the independent registered public accounting firm regarding their independence from the Company and its management and considered whether the independent registered public accounting firm's provision of audit and non-audit services provided to the Company during 2012 was compatible with maintaining the registered public accounting firm's independence.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements for the year ended December 31, 2012 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the Securities and Exchange Commission. This report is provided by the following independent Trustees, who constitute the Audit Committee.

AUDIT COMMITTEE
David M. Jacobstein, Chair Robert L. Denton Steven D. Kesler Richard Szafranski Kenneth D. Wethe

        The Report of the Audit Committee shall not be deemed incorporated by reference by any general statement that incorporates by reference any portion of this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Independent Registered Public Accounting Firm

        PricewaterhouseCoopers LLP ("PwC") served as our independent registered public accounting firm for the years ended December 31, 2012 and 2011. PwC also provided the Company with other auditing and advisory services. We are cognizant of the need for PwC to maintain its independence and objectivity in order to effectively serve in its role as our independent registered public accounting firm. As a result, our Audit Committee restricted the services for which PwC can be engaged to those services that could not impair or appear to impair PwC's independence and objectivity. In making this determination, the Audit Committee contemplates the nature of the services, the benefits that PwC performing such services brings both to the services and to their audit and PwC's proposed cost for providing such services.

        The Audit Committee has procedures in place regarding the pre-approval of all services provided by PwC. Specifically, management contacts the Audit Committee Chair regarding the potential need for a service from PwC. PwC then provides an engagement letter to management pertaining to the service, which management reviews for the service description and proposed fee. Once management agrees with the engagement letter, it forwards the engagement letter to the Audit Committee Chair. The Audit Committee Chair then reviews the engagement letter for the criteria described in the previous paragraph and if, based on such review, he approves of the terms of the engagement letter, he forwards the letter to the other Audit Committee members requesting that they respond within a certain period of time should they not approve of the engagement letter. The Audit Committee has delegated pre-approval authority to the Chair for certain audit-related services. All fees paid to PwC in 2012 were approved by the Audit Committee in accordance with this policy.

        For the years ended December 31, 2012 and 2011, we incurred the approximate fees and expenses set forth below with PwC:

	2012	2011
Audit fees(1)	$1,068,142	$858,049
Audit-related fees(2)	53,580	52,755
Tax fees(3)	192,660	188,215

Total	$1,314,382	$1,099,019

(1)
Audit fees include fees billed for services rendered in connection with audits of (i) our consolidated financial statements and financial schedule included in Form 10-K and (ii) the effectiveness of the Company's internal control over financial reporting, as well as reviews of quarterly consolidated financial statements included in Forms 10-Q. These fees totaled $892,642 in 2012 and $790,049 in 2011. Audit fees also include issuances of comfort letters on filings associated with offerings and consents on registration statements.

(2)
Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements but not included in (1) above. This category includes fees for the audit of financial statements of our employee retirement savings plan.

(3)
Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice, tax planning and services in connection with technology used for tax compliance in 2012 and 2011.

None of the fees reflected above were approved by the Audit Committee pursuant to the "de-minimis exception" in Rule 2-01 of Regulation S-X.

        We expect that PwC will serve as our independent registered public accounting firm for 2013, though we have asked that our shareholders ratify PwC's service as discussed under Proposal 2 below. We expect that a representative of PwC will be present at the 2013 Annual Meeting. The representative will have an opportunity to make a statement if he or she desires to do so and to answer appropriate questions.

Proposal 2—Ratification of the Appointment of Independent Registered Public Accounting Firm

        The Audit Committee of the Board of Trustees has selected and appointed PwC as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2013. Although ratification by shareholders is not required by law or by our Bylaws, the Audit Committee believes that submission of its selection to shareholders is a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of the Company and its shareholders. If our shareholders do not ratify the appointment of PwC, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of independent registered public accounting firm.

        The Board recommends a vote "FOR" approval of the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year.

 Proposal 3—Advisory Vote to Approve Executive Compensation

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the Securities and Exchange Commission's rules. This is commonly known as, and is referred to herein as, a "say-on-pay" proposal or resolution.

        Our compensation programs are designed to clearly link annual and long-term financial results and shareholder return to executive rewards. The majority of each executive's pay is tied directly to goal achievement; this pay for performance approach ensures that the financial interests of our executives are aligned with those of our shareholders. Please refer to the section entitled "Compensation Discussion and Analysis" for additional details about our executive compensation programs, including information about the compensation of our named executive officers for 2012.

        The Compensation Committee annually reviews all elements of our compensation program for named executive officers to ensure its alignment with our philosophy and corporate governance approach, including its effectiveness in aligning the financial interests of our executives with those of our shareholders. Accordingly, pursuant to Section 14A(a)(1) of the Exchange Act, we are providing shareholders with the opportunity to approve the following non-binding, advisory resolution:

        "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K promulgated by the Securities and Exchange Commission, including the section entitled "Compensation Discussion and Analysis," compensation tables and narrative discussion, is hereby APPROVED."

  The Board recommends a vote "FOR" the approval of this resolution.

        We are asking our shareholders to indicate their support for our named executive officers' compensation as described in this proxy statement. This say-on-pay proposal gives our shareholders the opportunity to express their views on our named executive officers' compensation. This vote is not limited to any specific item of compensation, but rather addresses the overall compensation of our named executive officers and our philosophy, policies and practices relating to their compensation as described in this proxy statement pursuant to Item 402 of Regulation S-K promulgated by the Securities and Exchange Commission.

Vote Required; Effect of Vote

        The affirmative vote of a majority of the votes cast on this proposal will be required for approval.

        The say-on-pay resolution is advisory, and therefore will not have any binding legal effect on us or the Compensation Committee. However, the Compensation Committee does value the opinions of our shareholders and will take the results of the vote on this proposal into account in its future decisions regarding the compensation of our named executive officers.

 Compensation Committee Interlocks and Insider Participation

        The Compensation Committee is comprised of the four independent Trustees listed below. The Committee members do not have any non-trivial professional, familial or financial relationship with the Chief Executive Officer, other executive officers or the Company, other than their relationships as Trustees.

Report of the Compensation Committee

        The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed it with management. Based on its review and discussions with management, the Committee recommended to our Board that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K for 2012 and the Company's 2013 proxy statement. This report is provided by the following independent Trustees, who comprise the Committee.

COMPENSATION COMMITTEE
Thomas F. Brady, Chairman Elizabeth A. Hight David M. Jacobstein Richard Szafranski

Compensation Discussion and Analysis

Executive Summary

        2012 was a year of change for the Company on many fronts. We believe that our succession plan for the anticipated retirement of our long tenured CEO effective March 31, 2012 was well executed, and our new CEO forged a strategy that refocused the Company on our core niche. Our management team led the successful execution of our Strategic Reallocation Plan ("SRP"), a plan to dispose of office properties and land that were no longer closely aligned with the Company's strategy. At the same time, we achieved record leasing and significantly improved our balance sheet in terms of leverage and liquidity. This year of repositioning and refocusing rewarded our shareholders with a total return of 23.1%. We believe it is important to attract, retain and motivate superior talent as we continue to address a variety of challenges in advancing our strategy, while delivering strong results to our shareholders. Our compensation programs are specifically designed to link annual and long-term financial results and total shareholder return to executive compensation. The majority of each executive's pay is tied directly to achievement of objectives; our pay for performance approach is designed to ensure that the financial interests of our executives are closely aligned with those of our shareholders.

Pay for Performance Highlights for 2012:

  •
  Our Total Shareholder Return ("TSR") for 2012 was 23.1% compared to 2011 negative TSR of 34.4%.

  •
  Our CEO transition went very smoothly as Mr. Waesche, a 28-year veteran of our organization, took the helm on April 1, 2012.

  •
  Our new CEO's annualized target total compensation for 2012 of $2,061,250 was 61% of our previous CEO's annualized target total compensation for 2012, reflective of Mr. Waesche's tenure in the role.

  •
  Prior to setting the executives' 2012 annual cash incentive award targets, the Compensation Committee reviewed the budgeted 2012 financial results, which were projected to be lower than 2011's actual results due to the Company's repositioning efforts. The Committee decided to reduce the executives' 2012 annual cash incentive award levels to 60% of the prior year targets to help the Company achieve its budgeted financial results, and management concurred with this approach, further demonstrating the Committee's focus on pay and performance alignment.

  •
  In 2012, we implemented a balanced scorecard approach for measuring company performance and determining the executive officers' annual cash incentive awards. The scorecard weighted three objectives (Operating Results at 60%, SRP execution at 25%, and Balance Sheet and Capital Markets metrics at 15%), using both quantitative and qualitative evaluations. We believe this approach rewards our executives for short-term financial achievement as well as the achievement of strategic objectives that will create value for our shareholders.

  •
  Our executive long-term equity incentive program was comprised of two elements in 2012:

  °
  The majority of the executives' long-term equity incentives (75%) were awarded in the form of performance share units ("PSUs"). We believe these forward-looking awards, which focus entirely on TSR relative to our peer group over a three-year performance period, closely align our executives' and our shareholders' risks and rewards. The number of shares earned at the end of the period depends entirely on performance relative to our established peer group, and if the Company's results are in the bottom quartile, no shares will be earned. We believe that the PSU plan further motivates our executives to achieve strong returns over a sustained period of time.

    °
    25% of the executives' long-term equity incentives are restricted share grants with a three-year ratable vesting period. We believe this portion of their award provides an element of retention during these challenging times, in addition to incentivizing our executives to increase shareholder value over an extended time frame.

  •
  Consistent with our pay philosophy, we believe that our CEO's compensation is aligned with Company performance. As reflected below, over the period 2008 to 2012, realizable pay for our CEO (Mr. Griffin in 2008 through 2011 and both Mr. Griffin and Mr. Waesche in 2012) was closely correlated with the Company's indexed total shareholder return ("Indexed TSR"). Indexed TSR represents the cumulative return on a $100 investment in our common shares made at the beginning of the measurement period. As illustrated, realizable pay is the combined value of salary, annual cash incentive awards and projected payout value of the equity awards as of December 31, 2012.

CEO

Other Compensation Program Highlights:

        The Compensation Committee of the Board (the "Committee") annually reviews in detail all elements of our compensation program to ensure its alignment with our philosophy and corporate governance approach. Some highlights include:

  •
  Clawback: An incentive recoupment (i.e., "clawback") policy was adopted in 2012 and will be revised, if necessary, in light of applicable SEC regulations regarding clawbacks, once such regulations are enacted.

  •
  Tax gross-ups: We will not enter into any new, or materially amended, employment agreements that provide for reimbursement by the Company for the tax obligations of our employees resulting from severance payments made in the event of a change in control. On August 15, 2012, the Company entered into a new employment agreement with Mr. Riffee that does not provide for tax gross-ups or any other perquisites other than employee benefit programs generally available to our other employees.

  •
  Employment agreements: To further support our commitment to corporate governance best practices, the Company is shifting away from executive employment agreements for our tenured NEOs and in March 2013 adopted an Executive Change in Control and Severance Plan ("CIC Plan"). On March 8, 2013, the Company entered into an agreement with Mr. Waesche to not renew his existing employment agreement (which contained provisions for tax gross-ups, perquisites and an auto-renewal feature) upon its expiration on June 30, 2013, and instead include him as a participant in the CIC Plan effective July 1, 2013. See additional information in the section entitled "Severance and Change in Control Benefits."

  •
  Risk oversight: The Company annually prepares an Enterprise Risk Management Assessment. The Committee carefully considers the risks associated with all of our compensation programs.

  •
  Annual pay for performance analysis: We compare our pay and performance against those of our peers to ensure that actual results reflect our philosophy of aligning payouts with results.

  •
  Independent compensation consultant: The Committee uses an independent consultant that is precluded from performing any work directly for the management of the Company, unless pre-approved by the Committee. No such additional work was requested or performed in 2012.

  •
  Peer group: We use the same appropriately sized and defined peer group for compensation benchmarking purposes as we do for measuring relative TSR under the long-term equity incentive plan. We review the peer group annually for continued appropriateness.

  •
  Succession planning: The Board proactively engages in succession planning activities. As planned, Mr. Griffin retired from his role as CEO effective March 31, 2012, and Mr. Waesche now serves as President and CEO and as a member of our Board of Trustees effective April 1, 2012.

  •
  Hedging: We have in place a policy on securities trading which, among other things, prohibits any hedging activity in Company-issued securities by NEOs or Trustees.

  •
  Stock options: We do not reprice underwater stock options, i.e., modify outstanding option awards to lower the exercise price.

  •
  Stock ownership guidelines: Guidelines for both executives and Trustees have been in place since March 2009 and were reviewed and revised in 2012. Guidelines for the executives range from two times to six times salary, and guidelines for non-employee Trustees are three times their annual cash retainer. These guidelines are validated against market practice biennially.

Named Executive Officers

        This Compensation Discussion and Analysis describes the material elements of compensation for our Named Executive Officers ("NEOs") as listed in the Summary Compensation Table of this proxy.

Compensation Objectives

        The compensation of each executive is tightly coupled to the Company's performance and is affected by each individual's performance. We generally target compensation to be commensurate with that of executives performing similar responsibilities for an appropriate peer group of companies. Our executives' compensation relative to that of counterparts in the peer group can vary based on the individual's skill and experience in the position (both overall and with the Company), the performance of the executive and the business unit managed, the amount that we pay our other executives and the competition in the marketplace for the talents of the executive. We believe that providing the opportunity to earn a higher relative level of total compensation when warranted by superior results and performance is important in order for us to retain and motivate our executives.

        Our incentive programs provide compensation in the form of both annual cash and long-term equity awards in order to reward both annual and long-term performance. The allocation of total compensation between cash and long-term equity awards is reviewed annually in comparison to the peer group to assist in determining the compensation of our executives both in total and by component.

The majority of compensation provided is performance-based, linked to a combination of annual and long-term goals. Long-term equity awards represent a significant, if not the largest, component of our NEOs' incentive compensation, as further described in the section below entitled "Long-Term Equity Incentive Awards."

Role of the Compensation Committee of the Board

        The Compensation Committee is appointed by, and acts on behalf of, the Board. The Committee's general purpose includes establishing and periodically reviewing the Company's compensation philosophy and the adequacy of compensation plans and programs for executives and other Company employees. Other responsibilities of the Committee are described in the section entitled "Our Board of Trustees" in this proxy statement.

        Compensation decisions for our NEOs must be approved by the independent non-management members of the Board after recommendation by the Committee. The Board is responsible for oversight of the Committee's activities, except where the Committee has sole authority to act as required by an NYSE listing standard or applicable law or regulation. The Committee has complete and open access to management and any other resources of the Company required to assist it in carrying out its duties and responsibilities, including sole authority, in its discretion, to retain, set compensation for and terminate any consultants, legal counsel, or other advisors.

Annual Shareholder Say-on-Pay Votes

        The Company provides its shareholders with the opportunity to cast an annual advisory vote on executive compensation (a "say-on-pay proposal"). At the Company's annual meeting of shareholders held in May 2012, a substantial majority (97.5%) of the votes cast on the say-on-pay proposal were voted in favor of the proposal. The Compensation Committee believes this vote was indicative of our shareholders' support of the Company's approach to executive compensation. The Committee will continue to consider the outcome of the Company's say-on-pay votes when making future compensation decisions for the NEOs.

Use of Independent Consultants

        The Committee makes use of analyses provided, at its request, by external consultants in determining executive compensation. In 2012, the Committee engaged Pay Governance LLC for these services. The Committee has reviewed the independence of Pay Governance LLC's advisory role relative to the six consultant independence factors adopted by the SEC to guide listed companies in determining the independence of their compensation consultants, legal counsel and other advisors. Following its review, the Committee concluded that Pay Governance LLC has no conflicts of interest, and provides the Committee with objective and independent executive compensation advisory services. Pay Governance LLC provides data relevant to reviewing executive compensation, discussions of compensation practices and observations to the Committee regarding compensation programs and pay levels. Pay Governance LLC did not perform any work for the Company at the direction of management during 2012. As appropriate, the Committee meets with its independent consultant in executive session without management present.

Role of Management

        The CEO meets with the Committee to make compensation recommendations, present analyses based on the Committee's requests and discuss the compensation recommendations the Committee makes to the Board. The CEO discusses the effect of business results on compensation recommendations, reviews executive compensation data, and informs the Committee of the other NEOs' performance. The CEO also presents management's perspective on business objectives and discusses the CEO's perspective on succession planning for the Company. Our CEO attends Committee meetings and general meetings of the Board, but he does not attend those portions of Board and Compensation Committee meetings intended to be held without members of management present, including those relating to the CEO's compensation.

        Holly G. Edington, our Senior Vice President, Human Resources, who reports directly to our CEO, also takes direction from, and provides suggestions to, the Committee, oversees the formulation of compensation plans incorporating the recommendations of the Committee and assists the Chairman of the Compensation Committee in preparing the agenda for meetings.

Compensation Comparisons

        To meet our objectives of attracting and retaining superior talent, we annually review pay practices of our peers. However, we do not set our NEO pay as a direct function of market pay levels. Instead, we use market data to help confirm that our pay practices are reasonable. We review our peer group annually, seeking to include companies that are similar in size and business structure to us. Within these peers, we then focus on executives with responsibilities similar to ours. In order to provide data for this analysis, the independent consultant obtains an understanding of the goals, objectives and responsibilities of each executive position based on reviews of job descriptions and discussions with management and the Committee.

        The Committee, with the assistance of its independent consultant, developed a peer group comprised of 18 companies for 2012 to use for purposes of assessing the compensation of our NEOs. The peer group includes a blend of publicly-traded office, diversified and industrial REITs. Inclusion is based on the following criteria: market capitalization; geographic location; and comparability of management structure. In general, companies are selected such that we fall near the median with regard to market capitalization. The companies included in the 2012 peer group are set forth below:

Alexandria Real Estate Equities, Inc.	First Industrial Realty Trust
BioMed Realty Trust, Inc.	Highwoods Properties, Inc.
Brandywine Realty Trust	Kilroy Realty Corporation
CommonWealth REIT	Lexington Realty Trust
DCT Industrial Trust Inc.	Liberty Property Trust
Douglas Emmett, Inc.	Mack-Cali Realty Corporation
Duke Realty Corporation	Piedmont Office Realty Trust Inc.
DuPont Fabros Technology, Inc.	PS Business Parks, Inc.
EastGroup Properties, Inc.	Washington Real Estate Investment Trust

        The independent consultant provided peer group compensation data to the Committee. Base salaries, annual cash incentive awards, long-term equity awards and total compensation for our NEOs were compared to compensation information for comparable positions in each of the companies in the peer group. The independent consultant provided detailed information at the 25th, 50th, and 75th percentiles and the average in order to assist the Committee in understanding how the Company's executive compensation compared to that of peers. The consultant also provided the Committee with data drawn from executive compensation surveys, such as that prepared by the National Association of Real Estate Investment Trusts.

        As in prior years, the independent consultant also conducted a comprehensive pay for performance assessment of the Company's executive compensation program and the linkage between organizational performance and the value of the compensation delivered to the executives. The assessment indicated that over the three-year period 2009-2011, the Company's current management team's pay and performance relative to peers were generally aligned.

Base Salary

        We view base salary as the fixed rate of pay throughout the year that is required to attract and retain executives. The base salaries of our NEOs are determined in consideration of their position's scope of responsibilities and their individual skills and experience. They are eligible for periodic increases in their base salary as a result of individual performance and significant increases in their duties and responsibilities. NEOs' salary levels are also influenced by a variety of factors considered by the Committee, including budget considerations, the desire to create an appropriate level of differentiation between the base salaries of the executives, and peer group data. The Committee reviewed a summary of base salaries for executives in our peer group.

        Annual base salary actions in 2012 included the following:

	Base Salary as of December 31,
			% Increase
Name of Executive	2011	2012
Roger A. Waesche, Jr.	$485,000	$485,000	0.0%
Randall M. Griffin	$645,000	N/A	N/A
Stephen E. Riffee	$415,000	$430,000	3.6%
Stephen E. Budorick	$350,000	$375,000	7.1%
Wayne H. Lingafelter	$395,000	$395,000	0.0%
Karen M. Singer	$305,000	$305,000	0.0%

        The Board determined that no salary increases would be given to the NEOs effective January 1, 2012, with the exception of Mr. Budorick, who had a contractual increase in his annual base salary of $25,000, or 7.1%, effective April 1, 2012. Subsequently, at the expiration of his employment agreement on August 14, 2012, Mr. Riffee was given a new employment agreement with an annual base salary effective August 15, 2012 of $430,000.

Annual Cash Incentive Awards

        Our executives receive annual cash incentive awards based on the Company's overall financial performance and achievement of other stated corporate objectives, which is influenced by each executive's performance against individual objectives. In the first quarter of each year, the Committee approves both performance goals for the annual cash incentive plan and associated potential award payouts. Each executive's potential annual cash incentive award is set as a percentage of the executive's base salary. In 2012, the Committee implemented a balanced scorecard approach to measuring the Company's performance. The scorecard weights three objectives (Operating Results at 60%, SRP execution at 25%, Balance Sheet and Capital Markets metrics at 15%), using both quantitative and qualitative evaluations. We believe this approach rewards our executives for short-term financial achievement as well for the achievement of strategic objectives that will create value for our shareholders over the longer term. Each objective on the scorecard has three levels of performance achievement (threshold, target and maximum) and the weighted average achievement of these measures establishes the associated payout. Performance at target approximates management's estimate of the related objective as set forth in the annual budget as approved by the Board; this level of performance is intended to be challenging, yet attainable. The maximum level of performance for the established objectives is intended to have a much lower likelihood of being attained, but is intended to still be attainable with superior performance. The threshold level of performance for the established objectives is at a level that has a higher likelihood of being attained than the target. If the Company does not achieve threshold level performance of the weighted average of the three scorecard measures, then no annual incentive awards will be made. Actual awards are determined once actual performance with respect to these objectives is known, and results are interpolated between the performance levels as appropriate. The Committee retains the authority to adjust annual cash incentive awards at its discretion.

2012 Performance Objectives for Annual Cash Incentive Awards

        The Committee sets the Company scorecard objectives and approves the goal levels. In previous years, our CEO's cash annual incentive award was based solely on certain of the Company's financial results. For 2012, the Committee believed that all executives should be focused on the achievement of the three scorecard objectives, and therefore, the cash annual incentive award for all executives is based on these results. We believe this approach emphasizes the achievement of challenging operational goals (focused primarily on leasing and cost reductions in 2012) and the successful execution of our SRP, while continuing to focus on financial results.

        The Committee, with the assistance of management, developed the 2012 corporate scorecard using the Company's annual budget and information regarding other related business and operations initiatives. The scorecard consists of three objectives, weighted as follows:

  1.
  Operating Results—60%

  •
  The Company's target operating measures used in 2012 were diluted funds from operations per share, as adjusted for comparability (defined herein as "diluted FFO per share") of $2.11 (20%), diluted adjusted funds from operations per share (defined herein as "diluted AFFO per share") of $1.53 (20%) and average square feet leased of 1.75 million (20%). All of these measures are frequently used by equity REITs to evaluate performance. We use these measures because they are useful metrics in evaluating the effectiveness of our operations and are core objectives in our annual budgets. Further, we believe that growth in these measures in the long run contributes to an increase in shareholder value and, as a result, linking compensation to these measures helps to align the interests of our NEOs with those of our shareholders.

  2.
  SRP Execution—25%

  •
  In 2011, the Company announced a plan to dispose of $562 million of office properties and land that were no longer closely aligned with the Company's strategy. For 2012, the target disposition objective was $206 million. Monetizing non-strategic assets is critical to repositioning the Company for growth.

  3.
  Balance Sheet/Capital Markets—15%

  •
  To ensure access to the capital markets at the right price for our shareholders, a qualitative objective to increase the Company's liquidity and reduce the level of leverage was established.

        Each executive also had individual objectives approved by the Committee. These objectives were tailored to the operations of the business unit for which the individual was responsible and included managing the mitigation of risks identified by the Company's Enterprise Risk Assessment ("ERA"). As appropriate, individual objectives are either quantitative or qualitative in nature. The Committee evaluates the achievement of our CEO's individual objectives, and the CEO recommends his assessment of the other executives' achievement for approval by the Committee. The level of achievement of these objectives will influence the executives' annual cash incentive award payout.

2012 Annual Cash Incentive Award Targets

        The Committee generally sets target payouts in consideration of peer levels, budget and anticipated financial performance. This is the level to be paid when target performance by the Company is achieved. The expectation is that actual payouts will compare more favorably to peer levels when performance is exceptional. Prior to setting the executives' 2012 annual cash incentive award targets, the Committee reviewed the budgeted 2012 financial results, which were projected to be lower than 2011's actual results due to the Company's repositioning efforts. The Committee decided to reduce the executives' 2012 annual cash incentive award target and threshold projected payout levels to 60% of the prior year percentages to help the Company achieve its budgeted financial results, and management concurred with this approach, further demonstrating the Committee's focus on pay and performance alignment. To incentivize superior performance, the maximum award payout level was established at 200% of the 2012 target level. The table below sets forth the 2012 potential award payouts as a percentage of the executive's base salary:

	2012 Annual Cash Incentive Award Opportunity as a % of Salary
Name of Executive	Threshold Level Payout	Target Level Payout	Maximum Level Payout
Roger A. Waesche, Jr.	51%	75%	150%
Randall M. Griffin(1)	N/A	N/A	N/A
Stephen E. Riffee	51%	69%	138%
Stephen E. Budorick	51%	69%	138%
Wayne H. Lingafelter	51%	69%	138%
Karen M. Singer	45%	60%	120%

(1)
Due to his retirement on March 31, 2012, Mr. Griffin was not eligible for an annual cash incentive award.

        Final award levels are based on a review of the corporate scorecard objectives and individual executive performance. A summary of individual performance objectives for our executives is presented below:

  •
  Mr. Waesche: creation of a long-term vision; leadership in key initiatives such as the SRP and cost reductions; succession planning for key positions; communication with analysts and investors; and improved capital allocation. All objectives were deemed critical to the Company's success and were equally weighted.

  •
  Mr. Riffee: effectiveness in capital planning and plan execution; expansion of capital partner relationships; integration of Enterprise Risk Management across the Company; and improvement of the effectiveness of communications with analysts and investors. The weightings of these objectives range from 10% to 25%, with objectives relating to capital plan execution weighted at the highest end of that range.

  •
  Mr. Budorick: value creation measures (such as achieving certain measures for net operating income, leased square footage, occupancy, capital expenditures and cost reductions) and strategic objectives (including SRP execution, specific asset problem solving and organizational structure). The weightings of these objectives range from 10% to 40%, with objectives relating to value creation weighted at the highest end of that range.

  •
  Mr. Lingafelter: value creation (through development and delivery of new and renovated buildings and expense management) and strategic objectives (including SRP execution of non-core land sales). The weightings of these objectives range from 15% to 65%, with objectives relating to value creation weighted at the highest end of that range.

  •
  Ms. Singer: effectiveness in improving corporate governance; support for the SRP initiative; and oversight and effective delivery of legal and internal audit services. The weightings of these objectives range from 5% to 30%, with objectives relating to corporate governance weighted at the highest end of that range.

2012 Annual Cash Incentive Award Results

        The Company performed at a level well above target in several of the balanced scorecard objectives. In addition, the Committee determined that superior results were achieved in regards to the SRP Execution and Balance Sheet/Capital Markets objectives, and deemed that a 200% (maximum) achievement percentage was appropriate for those objectives. Following is the scorecard reflecting final results for 2012:

Objective	Weighting	Threshold Level	Target Level	Maximum Level(1)	Actual Results	Achievement %	Weighted Results
Operating Results
Diluted FFO per share	20.0%	$2.03	$2.11	$2.20	$2.08	87.0%	17.8%
Diluted AFFO per share	20.0%	$1.45	$1.53	$1.59	$1.59	150.0%	30.0%
Average leased square feet (in millions)	20.0%	1.50	1.75	2.00	1.81	110.9%	22.2%
SRP Execution—Disposition Proceeds
Total Disposition Proceeds (in millions)	25.0%	$156	$206	$266	$315	200.0%	50.0%
Balance Sheet/Capital Markets(2)	15.0%	N/A	N/A	N/A	N/A	200.0%	30.0%

	100.0%						150.0%

(1)
The Committee determined that superior performance (results above the maximum achievement level) could receive an achievement percentage up to 200%.

(2)
Includes qualitative objectives to increase the Company's liquidity and reduce the level of leverage.

        In addition, each executive achieved 100% of his or her individual objectives, with Mr. Budorick achieving 104% due to his superior performance overseeing the Company's leasing efforts and operating expense savings. The chart below shows the actual cash incentive awards for 2012 given the Committee's assessment of the quantitative and qualitative measures, which resulted in their awarding each executive 150% of his or her 2012 targeted payout per the scorecard above (with the exception of Mr. Budorick as noted):

Name of Executive	Target Payout as a % of Salary	Actual Payout as a % of 2012 Target	Actual AIA Award	Actual Payout as a % of Salary
Roger A. Waesche, Jr.	75%	150%	$545,625	112.5%
Stephen E. Riffee	69%	150%	434,700	103.5%
Stephen E. Budorick(1)	69%	156%	395,000	107.4%
Wayne H. Lingafelter	69%	150%	408,800	103.5%
Karen M. Singer	60%	150%	274,500	90.0%

(1)
Mr. Budorick's payout percentage was 156% of his 2012 Target due to overachievement of his individual objectives.

        The chart below reflects our alignment of pay and performance, demonstrating that the annual cash incentive awards for both our retiring and incoming CEOs for the period 2010 - 2012 tracked commensurate with the indexed TSR in each of those years:

Long-Term Equity Incentive Awards

        Our long-term equity incentive awards are designed to align the interests of the executives with those of our shareholders by rewarding them for sustained performance. Since these awards vest over time, they also encourage the executives to remain with the Company. The Company's practice is generally to issue such awards to the executives on the date of the first quarterly Board meeting of each year.

        Long-term equity incentives are awarded in two components: Performance Share Units ("PSUs") and restricted shares ("RSs"). The PSU component is earned entirely as a function of the Company's TSR performance over a forward-looking three-year period in comparison to peers. The Committee believes that awarding a majority (75%) of the executive long-term equity incentive awards through the use of PSU grants provides for the following:

  •
  Executive and shareholder risks and rewards are more closely aligned by a long-term, forward-looking plan focused primarily on relative TSR;

  •
  Retention of key executives is enhanced due to the payout opportunities available in the event of superior relative performance;

  •
  Grants and potential awards under the plan are clearly determined and communicated to the NEOs at the beginning of the performance period; and

  •
  Dividends are accrued but not paid out on the PSUs until, and to the extent, they are earned at the end of the defined performance period, thus putting additional compensation at risk based on performance.

        The other 25% of the executives' long-term incentive award is made in the form of RSs to provide an element of retention to our plan.

Awards Made in 2012

        On March 1, 2012, for our executives other than Ms. Singer, the Board granted PSUs as set forth below, representing the majority (75%) of the respective individuals' long-term equity incentive award.

Name of Executive	Base Salary Used for Equity Award	Total Target Equity Award as a % of Base Salary	Value of PSUs Awarded (75% of Target)	Number of PSUs Awarded
Roger A. Waesche, Jr.	$485,000	200%	$727,494	22,200
Stephen E. Riffee	$415,000	150%	$466,874	14,247
Stephen E. Budorick	$375,000	100%	$281,265	8,583
Wayne H. Lingafelter	$395,000	100%	$296,241	9,040

        These target award percentages were developed using a broad perspective and multiple data points, including: (1) peer long-term equity award data; (2) the Company's historical long-term equity award levels; and (3) the target total compensation to be delivered to NEOs. The number of PSUs granted was derived by dividing the value of the award by the value of each PSU. The valuation of the PSU was calculated using a Monte Carlo simulation of our share price on March 1, 2012 for the performance period January 1, 2012 through December 31, 2014. These grants have a performance period beginning on January 1, 2012 and concluding the earlier of: (1) three years from the grant date; (2) the date of termination by the Company without cause, the death or disability of the executive, or the constructive discharge of the executive (collectively, "qualified termination"); or (3) a change in control of the Company.

        The actual number of shares that will be distributed at the end of the three-year performance period ("earned PSUs") will be determined based on the percentile rank of the Company's TSR relative to those of the companies in the 2012 peer group, as set forth in the following schedule, with interpolation between points:

Percentile Rank	Earned PSUs Payout %
75th or greater	200% of PSUs granted
50th	100% of PSUs granted
25th	50% of PSUs granted
Below 25th	0% of PSUs granted

        At the end of the performance period, the Company, in settlement of the award, will issue a number of fully-vested common shares equal to the sum of: (1) the number of earned PSUs in settlement of the award plan; and (2) the aggregate dividends that would have been paid with respect to the common shares issued in settlement of the earned PSUs through the date of settlement had such shares been issued on the grant date, divided by the share price on such settlement date. PSUs do not carry voting rights.

        If a performance period ends due to a change in control or qualified termination, the number of earned PSUs is prorated based on the portion of the three-year performance period that has elapsed. If employment is terminated by the employee or the Company for cause, all PSUs are forfeited.

        Mr. Griffin was not included in the 2012 PSU plan because of his retirement. Ms. Singer was also not included in the 2012 PSU plan based on her role within the Company.

        In 2012, the Board also approved grants of restricted shares as set forth below to our executives:

Name of Executive	Base Salary Used for Equity Award	Total Target Equity Award as a % of Base Salary	Value of Restricted Shares Awarded (25% of Target)	Number of Restricted Shares Awarded
Roger A. Waesche, Jr.	$485,000	200%	$242,507	9,838
Stephen E. Riffee	$415,000	150%	$155,633	6,381
Stephen E. Budorick	$375,000	100%	$93,755	3,844
Wayne H. Lingafelter	$395,000	100%	$98,755	4,049

        Ms. Singer's long-term equity award was made under our long-term equity award program for senior management employees, which grants restricted shares by assessing the trailing three-year performance on diluted FFO per share, diluted AFFO per share and TSR as compared to the Company's established peer group. Her target award as a percentage of her base salary was 85%. The weighted average of these three measures yielded relative performance at the 37th percentile for the period 2010 through 2012, equating to an award value of 62% of her base salary. Ms. Singer was awarded 7,741 restricted shares valued at $188,803 as of the March 1, 2012 grant date.

        Restricted shares granted vest in equal one-third increments annually over a three-year period provided that the individuals remain employed by the Company. Mr. Griffin was not awarded any restricted shares due to his retirement.

Pay for Performance and Compensation Program Highlights for 2013:

        Based on the Company's commitment to align pay and performance, the following actions have been taken for 2013:

  •
  On March 8, 2013, the Company entered into an agreement with Mr. Waesche not to extend his existing employment agreement, which expires on June 30, 2013. Effective July 1, 2013, he will be included in the Company's "Executive Change in Control and Severance Plan" ("CIC Plan") (see additional disclosure in the section entitled "Severance and Change in Control Benefits"). The decision not to extend his existing employment agreement eliminates pay practices that are no longer aligned with our commitment to corporate governance best practices that were inherent in that agreement, such as tax gross-ups, executive perquisites and an auto-renewal feature.

  °
  As the other existing employment agreements expire, the Company intends to include those executives in the CIC Plan rather than renew or provide for a continuing employment agreement. We feel that the CIC Plan affords our executives with financial security in the event of a change in control, while ensuring that the Company retains the appropriate knowledge and expertise needed during that situation. We believe that the design of the CIC Plan is competitive with others found in our industry.

  •
  Mr. Waesche received an 8.2% increase in base salary as of January 1, 2013 due to the increased responsibilities inherent with his promotion to CEO in 2012. Even with that increase, his base salary is in the 25th percentile compared to the CEOs in our peer group, which we feel is appropriate given his relatively brief tenure in this role.

  •
  The 2013 annual cash incentive award plan will utilize the balanced scorecard measurement process to emphasize the achievement of challenging operational goals (focused primarily on leasing and new business development) and the successful completion of our SRP, while continuing to focus on diluted FFO per share results, diluted AFFO per share results and strengthening our balance sheet.

  •
  The large majority of our long-term equity awards for our CEO will continue to be provided in the form of PSUs, and the balance will be in the form of restricted shares. On March 1, 2013, Mr. Waesche, Mr. Riffee, Mr. Budorick and Mr. Lingafelter were awarded long-term equity incentive grants that consisted of 75% PSUs and 25% restricted shares. We believe this mix reflects our commitment to aligning pay with our shareholders' interests, while providing an element of retention during a continually challenging period.

Retirement Benefits

        Our retirement benefits are designed to assist our executives in accumulating sufficient wealth to provide income during their retirement years. The retirement benefits are designed to attract and retain executives and to encourage such executives to save money for their retirement, while allowing us to maintain a competitive cost structure. Information pertaining to our retirement benefits is set forth below.

401(k) Plan

        Our executives participate in a 401(k) defined contribution plan covering substantially all of our employees. The plan provides for Company matching contributions in an amount equal to an aggregate of 3.5% on the first 6% of participant pre-tax and/or after tax contributions to the plan.

Nonqualified Deferred Compensation Plan

        We offer our senior management team (director level and above), as well as our Trustees, a nonqualified deferred compensation plan. This plan allows for the deferral of up to 100% of a participant's cash compensation on a pre-tax basis and enables such participants to receive a tax-deferred return on such deferrals. Participants may diversify their investments among a wide array of investment alternatives, including mutual funds and brokerage accounts. The plan does not guarantee a return or provide for above-market preferential earnings. The plan is not qualified under the Employee Retirement and Income Security Act of 1974. The deferral account balances increase or decrease in value based on the performance of the investments selected by the participants. Participants in this plan defer their contributions for three years from the beginning of the calendar year following the year in which the deferral election is made. Participants may choose to receive account balances in a lump sum or in five, ten or fifteen annual installments. Upon termination of employment, a participant's account balance will be distributed within 60 days of separation unless the participant is a "specified employee," as defined in the plan, in which case such distribution shall not be made for six months. Payments are due to parties designated by the participant in lump sum upon the death of a participant. Participant account balances become fully vested in the event of a "change in control" of the Company, as defined in the plan, or in the event that a participant becomes permanently disabled. Participation in the deferred compensation plan is voluntary. Information about the NEOs' participation in our deferred compensation plans is set forth below in the tables entitled "All Other Compensation" and "Nonqualified Deferred Compensation Table."

Severance and Change-in-Control Benefits

        In accordance with what we believe to be best practice, the Company is shifting away from executive employment agreements for our tenured NEOs and in early 2013 adopted the CIC Plan. The CIC Plan provides for a severance package in the event of the termination of the executive's employment (1) within 12 months of a change in control of the Company, as defined in the CIC Plan or (2) by us without cause or by the employee based upon constructive discharge. The CIC Plan participants must agree to certain non-competition, non-solicitation and confidentiality covenants and must deliver a release of claims in order to receive payments and benefits under the CIC Plan. While we may continue to offer short-term employment agreements to new executives to attract superior talent, we believe that the CIC Plan affords our executives with financial security in the event of a change in control, while ensuring that the Company retains the appropriate knowledge and expertise needed during this situation. We also believe that having this CIC Plan in place helps to encourage the continued dedication of the executives evaluating potential transactions involving the Company which might result in a change in control. We have elected to start this transition with our CEO and plan to move the other executives to the CIC Plan as their existing employment agreements expire. On March 8, 2013, the Company adopted the CIC Plan and entered into an agreement with Mr. Waesche not to renew or extend his existing employment agreement upon its June 30, 2013 expiration. He will become a participant in the CIC Plan effective July 1, 2013.

        Employment agreements with our executives establish various parameters of their compensation, particularly their base salaries and certain benefit entitlements. The terms of our employment agreements reflect negotiations with our NEOs in order to recruit and retain their services. We periodically review these clauses against market practice to ensure the terms of these agreements remain competitive. Following is the status of the Company's employment agreements that were in place during 2012:

  •
  Randall M. Griffin's agreement expired on March 31, 2012.

  •
  Roger A. Waesche, Jr.'s employment agreement will expire on June 30, 2013, and on March 8, 2013 he entered into an agreement to become a participant in the Company's CIC Plan effective July 1, 2013.

  •
  Stephen E. Riffee's agreement expired on August 14, 2012; he is party to a new agreement that commenced on August 15, 2012 and will expire on March 31, 2015.

  •
  Wayne H. Lingafelter is party to an agreement that commenced on January 2, 2009 and will expire on January 1, 2015.

  •
  Stephen E. Budorick is party to an agreement that commenced on September 29, 2011 and will expire on September 28, 2014.

        Mr. Waesche and Mr. Lingafelter's agreements provide for a continuous and self-renewing one-year term after the basic term unless otherwise indicated by either the Company or the employee prior to a specified point in time during the then current term. No new or materially amended agreements will provide for such an "evergreen" renewal provision, as demonstrated by the provisions of Mr. Budorick and Mr. Riffee's more recent agreements. Under the employment agreements, the executive officers are required to devote their full business time to our affairs and are prohibited from competing directly or indirectly with us during the term of the agreement and for a period thereafter.

        The employment agreements provide for severance packages in the event of termination (1) by us without cause or by the employee based upon constructive termination or discharge or (2) as it relates to a change of control of our Company, as defined in the agreements. The employment agreements provide for these items in order to assist employees in their transition to new employment and, in the case of a change-in-control, encourage the continued dedication of our executives as they evaluate these transactions. These provisions are discussed further in the section below entitled "Potential Payments on Termination, Change in Control, Death or Disability."

        Due to the authority vested with the executives and the knowledge of Company proprietary information held by such individuals, the Company must protect its real estate interests in each of its major markets. For this reason, executive employment agreements include non-compete provisions for a 12 month period following termination of employment. Mr. Budorick and Mr. Riffee's employment agreements require them to deliver a release of claims against the Company and related parties in order to be eligible to receive severance payments under their agreements.

Other Benefits and Perquisites

        As employees, our executives are eligible to participate in employee benefit programs generally available to our other employees, including medical, dental, life and disability insurance. Three of our executives also receive certain benefits that are offered to other management level employees, such as auto allowances (except for Mr. Budorick and Mr. Riffee) and all are eligible for participation in an Executive Wellness Program. As with all other employees of the Company, they also receive a monetary award for achieving service anniversary milestones. The value of these benefits that is received is essentially equivalent to that offered to the broader management and/or employee group.

        The employment agreements in place as of December 31, 2012 for Mr. Waesche and Mr. Lingafelter provide for an allowance for automobile, personal financial planning and income tax preparation of $17,000 and $18,200, respectively. Mr. Riffee was entitled to these same benefits through August 14, 2012, when the Company entered into a new employment agreement with him that did not include these and other provisions no longer aligned with our commitment to best practices in executive compensation.

        The Company also offers supplemental long-term disability insurance coverage to our CEO and CFO (at this time, our CEO has elected not to receive such coverage).

        The value of these benefits is included in the tables entitled "Summary Compensation Table" and "All Other Compensation." At the time Mr. Waesche and Mr. Lingafelter's employment agreements were negotiated, the Committee believed that these benefits aligned with industry practice and our desire to attract and retain superior management talent for the benefit of the Company. As demonstrated by Mr. Budorick and Mr. Riffee's employment agreements, as well as Mr. Waesche's participation in the CIC Plan effective July 1, 2013, any new or materially modified agreements will not contain provisions for perquisites.

Accounting for Compensation Elements

        The tax and accounting implications associated with the key elements of our executive compensation are set forth below:

  •
  Salary is expensed as incurred.

  •
  Annual cash incentive awards are recognized over the period to which such awards relate.

  •
  Restricted share and PSU grants are recognized over the period during which the employee is required to provide service in exchange for the award (generally the vesting or performance period).

Tax Compliance Policy

        Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the deductibility on certain corporations' income tax return to compensation of $1 million for NEOs. Certain performance-based compensation plans are excluded from this limitation provided that the shareholders approve the plan and certain other requirements are met. The Compensation Committee's policy with respect to Section 162(m) is to make reasonable efforts to ensure that compensation is deductible to the extent permitted, while simultaneously providing the Company's NEOs with appropriate rewards for their performance. We did not pay any compensation in 2012 that was not deductible under Section 162(m) of the Internal Revenue Code, and we do not believe that any future nondeductible compensation that is paid will have a material impact on the Company.

        Section 409A of the Code relates to the tax treatment of earnings when a payment the Company is obligated to make to an NEO is deferred to a future tax year. The Company, with the assistance of external counsel, continuously reviews a review of all its various executive compensation and benefits plans, as well as employment and other agreements, to ensure compliance with Section 409A.

        Sections 280G and 4999 of the Code relate to a 20% excise tax that may be levied on a payment made to an NEO as a result of a change-in-control if the payment exceeds three times the individual's base earnings (as defined by the Code section). Mr. Lingafelter's employment agreement, which was negotiated prior to 2009, includes provisions that provide a tax gross-up if subject to the excise tax imposed by 280G. At this time, he would not be due reimbursement under this provision. The Company has determined that it will not enter into any new or materially amended, employment agreements that provide for such tax gross-ups, as reflected by the provisions of Mr. Budorick and Mr. Riffee's recently executed agreements.

Executive Ownership and Capital Accumulation

        We believe that the ownership of shares in the Company by NEOs assists in aligning their interests with those of our shareholders. On February 26, 2009, the Board approved share ownership guidelines for our Trustees and NEOs. The ownership guidelines, which were reviewed and revised in 2012, are as follows:

Role	Value of Common Shares to be Owned
Trustees	3 times annual retainer
Chief Executive Officer(1)	6 times base salary
President	3 times base salary
Chief Financial Officer	3 times base salary
Chief Operating Officer	3 times base salary
Executive Vice President—Development & Construction Services	2 times base salary
General Counsel	2 times base salary

(1)
In 2012, the CEO's ownership guideline was increased from five (5) times to six (6) times base salary.

        The ownership guidelines generally include common shares beneficially owned by the respective individuals, including unvested restricted shares, certain share equivalents under Company sponsored plans and units in the Company's Operating Partnership owned by such individuals, although the guidelines exclude outstanding stock options and PSUs.

        For Trustees and executives in office as of March 1, 2009, the effective date of these Ownership Guidelines was March 1, 2009. For those individuals, the share ownership goal was determined using their retainers or base salaries in effect as of that date and a common share price of $26.18 per share.

The share ownership goal under the ownership guidelines for persons assuming a Trustee or executive level position after March 1, 2009 is determined using their retainers or base salaries as of the date they become subject to the ownership guidelines and using the average closing price of our common shares on the NYSE for the 60 trading days prior to such date. Once established, a person's share ownership goal will not change because of changes in his retainer or base salary or fluctuations in our common share price. An individual's share ownership goal will only be re-established upon a change to a different executive position. Generally, individuals will have a five-year period to attain their share ownership goals. Trustees and executives subject to the Ownership Guidelines as of March 1, 2009 have until March 1, 2014 to achieve the ownership guidelines. If an individual's share ownership goal increases because of a change in position, a five-year period to achieve the incremental amount of shares will begin on the effective date of the change in position.

        The Committee currently does not explicitly consider the accumulated wealth of our executives from prior years' awards under our long-term equity plan in making compensation decisions.

Trading Controls

        Executives and Trustees are required to receive the permission of Karen M. Singer, Senior Vice President, General Counsel and Secretary, prior to entering into transactions in Company shares or share equivalents. Executives and Trustees are subject to black-out periods on the trading of Company shares for a period of time before the completion of each quarter end and a period of time following the release of earnings for each quarter end.

        Executives and Trustees bear full responsibility if they violate the Company Policy Statement on Securities Trading by permitting shares to be bought or sold without pre-approval by Ms. Singer or when trading is restricted. The Policy Statement on Securities Trading also specifically prohibits NEOs and Trustees from participating in any hedging activities in Company shares.

Compensation and Risk

        We reviewed the elements of executive and non-executive compensation to determine whether they encourage excessive or unintended risk-taking and concluded that:

  •
  significant weighting toward long-term equity compensation discourages short-term risk taking;

  •
  vesting schedules for restricted shares and PSUs cause management to have a significant amount of unvested awards at any time;

  •
  performance goals are set based on a business plan approved by the Board and their achievement does not automatically entitle management to annual cash incentive awards or equity awards, which are at the discretion of the Board;

  •
  the Board exercises approval rights over significant investment decisions that could expose the Company to long-term risks;

  •
  share ownership guidelines require management to hold a certain amount of our stock such that the NEOs' interests are aligned with shareholders; and

  •
  our clawback policy allows the Company to recoup incentive awards paid to executives and certain other key employees, in the event such recoupment is warranted.

Accordingly, we concluded that risks arising from our policies and practices for compensating employees are not reasonably likely to have a material adverse effect on the Company.

 Summary Compensation Table

        The following table summarizes the compensation earned by our NEOs for 2012, 2011 and 2010.

Name and Principal Position	Year	Salary	Bonus(1)	Share-Based Compensation Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Roger A. Waesche, Jr.	2012	$485,000	$—	$970,001	$545,625	$18,938	$2,019,564
President and	2011	485,000	—	1,687,820	—	19,044	2,191,864
Chief Executive Officer(5)	2010	485,000	—	2,328,783	517,675	13,364	3,344,822

Randall M. Griffin	2012	259,240	—	—	—	22,053	281,293
Chief Executive Officer(5)	2011	645,000	—	2,370,388	—	26,223	3,041,611
	2010	645,000	—	4,351,126	1,031,372	25,512	6,053,010

Stephen E. Riffee	2012	420,077	—	622,507	434,700	17,482	1,494,766
Executive Vice President and	2011	415,000	—	1,083,159	—	22,029	1,520,188
Chief Financial Officer	2010	415,000	—	1,470,810	455,332	21,775	2,362,917

Stephen E. Budorick	2012	367,849	—	375,020	395,000	60,096	1,197,965
Executive Vice President and	2011	90,192	33,000	560,750	—	23,024	706,966
Chief Operating Officer(6)

Wayne H. Lingafelter	2012	395,000	—	394,996	408,800	23,723	1,222,519
Executive Vice President of	2011	395,000	—	687,317	—	21,927	1,104,244
Development & Construction	2010	350,000	—	796,657	376,165	21,775	1,544,597

Karen M. Singer	2012	305,000	—	188,803	274,500	18,950	787,253
Senior Vice President, General	2011	305,000	—	341,149	—	23,372	669,521
Counsel and Secretary	2010	305,000	—	635,504	283,150	18,775	1,242,429

(1)
The amount included in this column for Mr. Budorick represents a signing bonus agreed to by the Company at the commencement of his employment.

(2)
Represents the grant date fair value of PSUs and restricted shares awarded during the calendar year. The settlement value of the PSU award, if any, will be realized by the executive three years from the date of grant based on relative total shareholder return performance over such period of performance. See Notes 2 and 13 to the Company's consolidated financial statements included in the Company's Annual Report for the year ended December 31, 2012 for additional information regarding PSUs and restricted shares. PSUs awarded to Messrs. Waesche, Riffee and Lingafelter in 2010 were surrendered in late 2011.

(3)
Represents annual cash incentive awards paid in 2013, 2012 and 2011 determined by actual performance against the pre-established Company and individual performance objectives as compensation for services performed during 2012, 2011 and 2010, respectively. Mr. Griffin's award is based entirely on achievement of the Company financial objectives for 2010. For 2011, the threshold level of the Company objectives was not achieved, resulting in no payout for this portion of the NEOs' potential award. Also in 2011, the Board exercised its discretion and did not award any annual cash incentive payouts to the NEOs with respect to their individual performance objectives, despite their achievement of certain of these individual objectives.

(4)
Refer to the table below entitled "All Other Compensation" for details on these amounts, which include perquisites, auto allowances and personal financial and tax preparation fees paid by the Company on behalf of the officers, Company match on employee contributions to the Company's 401(k) and nonqualified deferred compensation plans, reimbursement for moving costs and milestone service awards received for attaining a certain length of employment with the Company under a program available to the Company's other employees.

(5)
On March 31, 2012, Mr. Griffin retired and Mr. Waesche assumed the role of President and Chief Executive Officer.

(6)
Mr. Budorick was appointed as Executive Vice President and Chief Operating Officer effective September 29, 2011.

All Other Compensation

Name	Year	Financial Advice and Tax Preparation Benefits	Auto Allowance and Lease Costs	Johns Hopkins Wellness Program Participation	Matching of Contributions to 401(k) and Deferred Compensation Plans	Other	Total
Roger A. Waesche, Jr.	2012	$—	$10,188	$—	$8,750	$—	$18,938
	2011	—	10,469	—	8,575	—	19,044
	2010	—	4,789	—	8,575	—	13,364

Randall M. Griffin	2012	10,259	3,044	—	8,750	—	22,053
	2011	10,300	7,348	—	8,575	—	26,223
	2010	9,105	7,832	—	8,575	—	25,512

Stephen E. Riffee	2012	—	8,732	—	8,750	—	17,482
	2011	—	13,200	—	8,575	254	22,029
	2010	—	13,200	—	8,575	—	21,775

Stephen E. Budorick(1)	2012	—	—	—	8,750	51,346	60,096
	2011	—	—	—	—	23,024	23,024

Wayne H. Lingafelter	2012	—	13,200	1,773	8,750	—	23,723
	2011	—	13,200	—	8,575	152	21,927
	2010	—	13,200	—	8,575	—	21,775

Karen M. Singer	2012	—	10,200	—	8,750	—	18,950
	2011	3,326	10,200	—	8,575	1,271	23,372
	2010	—	10,200	—	8,575	—	18,775

(1)
The amounts reported for Mr. Budorick in the "Other" column primarily represent reimbursement for relocation expenses incurred. Mr. Budorick's agreement does not provide for reimbursement for financial advice, tax preparation fees or auto allowance and lease costs.

 2012 Grants of Plan-Based Awards

        The following table sets forth information about equity and non-equity awards granted to the NEOs for 2012.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(2)						All Other Stock Awards: Number of Shares of Stock (#)(4)
						Estimated Possible Payouts Under Equity Incentive Plan Awards (#)(3)				Grant Date Fair Value of Stock Awards ($) (3)(4)(5)
	Grant Type	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)
Name						Threshold	Target	Maximum
Roger A. Waesche, Jr.	Annual	3/1/2012	247,350	363,750	727,500
	PSU	3/1/2012				11,100	22,200	44,400		727,494
	Restricted	12/3/2012							9,838	242,507
Stephen E. Riffee	Annual	3/1/2012	214,239	289,853	579,706
	PSU	3/1/2012				7,124	14,247	28,494		466,874
	Restricted	3/1/2012							6,381	155,633
Stephen E. Budorick(6)	Annual	3/1/2012	187,603	253,816	507,632
	PSU	3/1/2012				4,292	8,583	17,166		281,265
	Restricted	3/1/2012							3,844	93,755
Wayne H. Lingafelter	Annual	3/1/2012	201,450	272,550	545,100
	PSU	3/1/2012				4,520	9,040	18,080		296,241
	Restricted	3/1/2012							4,049	98,755
Karen M. Singer	Annual	3/1/2012	137,250	183,000	366,000
	Restricted	3/1/2012							7,741	188,803

(1)
March 1, 2012 is the date on which the Board established the range of potential cash annual incentive awards for 2012 performance by NEOs employed as of that date. March 1, 2012 is also the date on which the Board made grants of PSUs and restricted shares under the long-term equity incentive program for certain NEOs employed as of that date. Mr. Waesche's restricted shares were awarded December 3, 2012, and Ms. Singer did not participate in the PSU program in 2012.

(2)
As described in the section entitled "Compensation Discussion and Analysis," the Board approved annual cash incentive awards for the NEOs, as a percentage of base salary, for three levels of performance. These columns show the estimated future payouts of annual incentive awards for the three levels of performance approved by the Board for 2012, as converted from the percentages of 2012 base salary.

(3)
The Target column reflects the PSU awards made under the long-term incentive plan approved by the Board on March 1, 2012. The Threshold and Maximum columns reflect the estimated payout at those levels as indicated by the terms of the PSU award agreement described in the section of this proxy statement entitled "Compensation Discussion and Analysis." The actual awards distributed in 2015 will be a function entirely of the Company's TSR performance over the defined performance period in comparison to peers. At the end of the performance period, the Company, in settlement of the award, will issue a number of fully-vested common shares equal to the sum of: (1) the number of earned PSUs in settlement of the award plan; and (2) the aggregate dividends that would have been paid with respect to the common shares issued in settlement of the earned PSUs through the date of settlement had such shares been issued on the grant date, divided by the share price on such settlement date, as defined under the terms of the agreement.

(4)
This column reflects the restricted share awards made under the long-term incentive plan. These shares vest as the individual remains with the Company in equal one-third increments annually over a three-year period.

(5)
The grant date fair value of PSUs was $32.77 per PSU as calculated using a Monte Carlo model, which included assumptions of, among other things, the following: baseline common share value of $24.39; expected volatility for our common shares of 43.2%; and risk-free interest rate of 0.41%. The grant date fair value of restricted shares was calculated using the closing common share price on the NYSE of $24.39 on March 1, 2012 and $24.65 on December 3, 2012.

Outstanding Equity Awards at December 31, 2012

        The table below provides information about unvested restricted shares and unearned PSUs at December 31, 2012 for the NEOs.

		Stock Awards
Name	Grant Date	Number of Shares That Have Not Vested(1)	Market Value of Shares That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Units(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units(4)
Roger A. Waesche, Jr.	3/4/2010	8,369	209,058	—	—
	3/3/2011	6,129	153,102	15,409	384,917
	3/1/2012	—	—	11,589	289,493
	12/3/2012	9,838	245,753	—	—

Stephen E. Riffee	2/28/2008	30,000	749,400	—	—
	3/4/2010	5,286	132,044	—	—
	3/3/2011	3,934	98,271	9,889	247,027
	3/1/2012	6,381	159,397	7,438	185,789

Stephen E. Budorick	9/29/2011	20,000	499,600	—	—
	3/1/2012	3,844	96,023	4,481	111,923

Wayne H. Lingafelter	5/31/2008	4,000	99,920	—	—
	3/4/2010	2,864	71,543	—	—
	3/3/2011	2,496	62,350	6,275	156,737
	3/1/2012	4,049	101,144	4,719	117,881

Karen M. Singer	3/4/2010	2,285	57,079	—	—
	3/3/2011	6,467	161,546	—	—
	3/1/2012	7,741	193,370	—	—

(1)
This column represents the number of restricted shares awarded. The forfeiture restrictions on these awards that were unvested at December 31, 2012 lapsed or will lapse on the following dates:

Grant Date	Vesting Schedule
2/28/2008	100% of the award vested on 2/28/2013.
5/31/2008	100% of the award vests on 5/31/2013.
3/4/2010	100% of the award vested on 3/4/2013.
3/3/2011	50% of the award vested on 3/3/2013 and 50% vests on 3/3/2014.
9/29/2011	25% of the award vests on each of the following dates: 12/1/2013, 12/1/2014, 12/1/2015 and 12/1/2016.
3/1/2012	One-third of the award vested on 3/1/13 and one-third vests on each of the following dates: 3/1/2014 and 3/1/2014.
12/3/2012	One-third of the award vests on each of the following dates: 12/1/2013, 12/1/2014 and 12/1/2015.
(2)
This column represents the value of the restricted share awards. The value is calculated by multiplying the number of shares subject to vesting or issuable by $24.98, the closing price of our common shares on the NYSE on December 31, 2012.

(3)
The amount reported in this column represents the number of common shares that would be issuable in settlement of the PSUs at the threshold level of performance, including the effect of aggregate dividends declared through December 31, 2012. The PSUs have a performance period beginning on the grant date and concluding on the earlier of: (1) the date that is three years from the grant date; (2) the date of termination by the Company without cause, the death or disability of the executive or the constructive discharge of the executive (collectively, "qualified termination"); or (3) the date of a sale event. At the end of the performance period, the Company, in settlement of the award, will issue a number of fully-vested common shares equal to the sum of: (1) the number of earned PSUs in settlement of the award plan; and (2) the aggregate dividends that would have been paid with respect to the common shares issued in settlement of the earned PSUs through the date of settlement had such shares been issued on the grant date, divided by the share price on such settlement date, as defined under the terms of the agreement.

(4)
This column represents the market value of the PSU awards. The value is calculated by multiplying the number of common shares that would be issuable in settlement of the PSUs at the threshold level of performance, as reported in the previous column, by $24.98, the closing price of our common shares on the NYSE on December 31, 2012.

Stock Vested in 2012

        The table below provides information about the value realized on restricted shares vesting during 2012 for the NEOs.

Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Roger A. Waesche, Jr.	28,796	$703,504
Randall M. Griffin	130,175	3,133,064
Stephen E. Riffee	17,068	416,886
Stephen E. Budorick	5,000	123,400
Wayne H. Lingafelter	9,419	219,718
Karen M. Singer	12,360	301,840

(1)
Value realized on vesting of restricted shares is calculated by multiplying the closing price of our common shares as reported by the NYSE on the day before the vesting date by the number of shares vesting.

Nonqualified Deferred Compensation

        The following table shows the contributions, earnings and account balances for the NEOs in the Company's nonqualified deferred compensation plan:

Named Executive	Executive Contributions in 2012(1)	Aggregate Earnings in 2012(2)	Aggregate Distributions in 2012	Aggregate Balance at 12/31/12(3)
Roger A. Waesche, Jr.	$—	$119,708	$—	$1,031,508
Randall M. Griffin	—	253,214	(1,780,641)	501,112
Stephen E. Riffee	8,401	13,204	—	122,178
Karen M. Singer	—	68,410	(54,810)	521,334

(1)
The amounts in this column include amounts reflected in the Summary Compensation Table in the salary column, as well as non-equity incentive plan compensation paid in 2012 for 2011.

(2)
The amounts in this column reflect aggregate earnings on participant-directed investments. The nonqualified deferred compensation plan does not pay above-market interest rates.

(3)
The table below sets forth the portions of the amounts included in this column that were reported in the Summary Compensation Table appearing in the Company's proxy statements in this year or in prior years:

	Amounts Reported as Compensation
Named Executive	Current Year	Prior Years	Total
Roger A. Waesche, Jr.	$—	$538,901	$538,901
Randall M. Griffin	—	1,966,781	1,966,781
Stephen E. Riffee	8,401	86,005	94,406
Karen M. Singer	—	450,105	450,105

Potential Payments on Termination, Change in Control, Death or Disability

        The employment agreement of Mr. Waesche will expire on June 30, 2013. On March 8, 2013, the Company adopted the CIC Plan and entered into an agreement with Mr. Waesche such that he will become a participant in that plan effective July 1, 2013. The CIC Plan provides for the following severance package in the event of termination of the executive's employment (1) within 12 months of a change in control of the Company or (2) by us without cause or by the executive based upon constructive discharge:

  •
  severance payment equal to the sum of (A) current annualized base annual salary plus (B) the average of the three most recent annual incentive awards, multiplied by 2.99 if due to change in control or 2.0 if due to termination without cause or constructive discharge;

  •
  a pro-rated annual incentive cash bonus for the year of termination;

  •
  continued medical, dental and vision benefits for 12 months following termination unless such benefits are available through other employment after termination;

  •
  full vesting of previously unvested options, restricted shares and other equity awards subject to time-based vesting with the right to exercise options for up to 18 months following termination; and

  •
  vesting of performance based equity awards in accordance with the terms of the applicable award agreements.

        The severance payments will be paid in substantially equal monthly installments over 12 months, or if as a result of a change in control, severance will be paid in a lump sum. Such payments will be made in accordance with the provisions of Section 409A of the Internal Revenue Code, and do not provide for any gross-up on excise taxes.

        The employment agreements of Mr. Waesche (through its expiration on June 30, 2013) and Mr. Lingafelter provide for the same severance package as provided for in the CIC Plan in the event of (1) termination of employment within 12 months of a change in control of the Company or (2) termination by us without cause or by the executive based upon constructive discharge, with the following exceptions:

  •
  the payment multiple for annualized base salary and average performance bonus is equal to 3.0 for termination of employment related to a change in control, without cause or a constructive discharge; and

  •
  in the case of a change in control, in the event that any payment or benefit constitutes an excess parachute payment under Section 280G of the Code subject to an excise tax under Section 4999 of the Code, the executive will be entitled to a gross-up payment with respect to such taxes.

        The employment agreements of Mr. Riffee and Mr. Budorick provide for the same severance package as provided for in the CIC Plan in the event of (1) termination of employment within 12 months of a change in control of the Company or (2) termination by us without cause or by the executive based upon constructive discharge.

        Under the CIC Plan and the employment agreements, a termination by us without cause is termination of employment for any reason other than (1) expiration of the term of the employment agreement or any renewal term; (2) termination upon disability; or (3) a "for-cause" termination. A "for-cause" termination is the termination of employment by us on the basis or as a result of (i) the Executive's conviction or disposition other than "not guilty" of a felony, a crime of moral turpitude or any crime in connection with any financial, business or commercial enterprise or transaction; (ii) a final judgment or other finding by a federal or state court or federal or self-regulatory agency that Executive has committed an intentional or reckless violation of security laws; (iii) any actions engaged in by Executive constituting a violation of law, dishonesty, bad faith or willful disregard of duties in connection with his services with respect to the Employer; (iv) any act of willful misconduct committed by Executive directly or indirectly related to Executive's employment or services with respect to the Employer, including but not limited to, misappropriation of funds, dishonesty, fraud, unlawful securities transactions or a material violation of the Employer's Code of Business Conduct and Ethics or the Employer's Code of Ethics for Financial Officers; or (v) the willful or negligent failure of the Executive to perform his duties hereunder, which failure continues for a period of thirty (30) days after written notice thereof is given to the Executive.

        Under the CIC Plan and the employment agreements, constructive termination is termination initiated by the individual upon being "constructively discharged" by us, which means the occurrence of any of the following events (not in connection with a "for-cause" termination): (1) the Executive is not re-elected to, or is removed from his position with the Company, other than as a result of the Executive's election or appointment to positions of equal or superior scope and responsibility; or (2) a material diminution in the Executive's responsibilities, authority or duties; or (3) the Employer changes the primary employment location of the Executive to a place that is more than fifty (50) miles from 6711 Columbia Gateway Drive, Columbia, Maryland; or (4) the Employer otherwise commits a material breach of its obligations under this Agreement.

        Under the CIC Plan and the employment agreements, a change in control means the occurrence of any of the following during the term of the employment agreement: (1) the consummation of the acquisition by any person, (as such term is defined in Section 13(d) or 14(d) of the Exchange Act of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power embodied in the then outstanding voting securities of the Company or the employee's employer; (2) the consummation of: (a) a merger or consolidation of the Company or the employee's employer, if the shareholders of the Company or the employer of the employee immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation in substantially the same proportion as was represented by their ownership of the combined voting power of the voting securities of the Company or the employee's employer outstanding immediately before such merger or consolidation; or (b) the sale or other disposition of all or substantially all of the assets of the Company or the employer of the employee; or (3) approval by the shareholders of the Company or the employer of the employee of a complete or substantial liquidation or dissolution of the Company or the employer of the employee.

        In the event of death or termination of employment due to disability, the employment agreements provide for the full vesting of all options and restricted shares subject to time-based vesting granted to executive officers under any stock plan or similar program. Vesting of performance based awards is in accordance with the terms of the applicable award agreements.

        The table below reflects the payments that may be made to the NEOs pursuant to the provisions discussed above, assuming that the termination event described occurred on December 31, 2012.

Name	Cash Severance Payments(1)	Continuation of Medical/ Welfare Benefits(2)	Value of Restricted Share Vestings(3)	Value of PSU Vestings(4)	Excise Tax Gross-Up Payment(5)	Total Termination Benefits
Roger A. Waesche, Jr.
Premature/Constructive Termination	$2,692,675	$71,546	$607,913	$674,410	$—	$4,046,544
Change in Control	2,692,675	71,546	607,913	674,410	—	4,046,544
Death or Disability	—	—	607,913	674,410	—	1,282,323
Stephen E. Riffee
Premature/Constructive Termination	2,152,361	18,773	1,139,113	432,816	—	3,743,063
Change in Control	2,152,361	18,773	1,139,113	432,816	—	3,743,063
Death or Disability	—	—	1,139,113	432,816	—	1,571,929
Stephen E. Budorick
Premature/Constructive Termination	943,252	18,773	595,623	111,923	—	1,669,571
Change in Control	943,252	18,773	595,623	111,923	—	1,669,571
Death or Disability	—	—	595,623	111,923	—	707,546
Wayne H. Lingafelter
Premature/Constructive Termination	1,981,165	37,005	334,957	274,618	—	2,627,744
Change in Control	1,981,165	37,005	334,957	274,618	—	2,627,744
Death or Disability	—	—	334,957	274,618	—	609,574
Karen M. Singer
Premature/Constructive Termination	—	—	411,995	—	—	411,995
Change in Control	—	—	411,995	—	—	411,995
Death or Disability	—	—	—	—	—	—

(1)
Cash payments due to the named executive officers upon separation from service within the meaning of Section 409A of the Code would be considered deferred compensation, and as such shall not be payable until the date that is the earlier of: (a) the executive's death; or (b) the later of (i) six months and one day after the executive's separation from service or (ii) March 16, 2012.

(2)
These benefits were computed based on the monthly medical and welfare benefits, auto allowances, and financial planning allowances for the named executive officers as of December 31, 2012 multiplied by the number of months over which such benefits are to continue beyond such executives' employment termination.

(3)
Value of a restricted share vesting is calculated by multiplying the number of shares subject to vesting as of December 31, 2012 by $24.98, the closing price of our common shares on the NYSE on December 31, 2012.

(4)
Value of PSU vestings is calculated by multiplying the number of common shares that would be issuable in settlement of the PSUs at the threshold level of performance (including the effect of aggregate dividends declared through December 31, 2012) by $24.98, the closing price of our common shares on the NYSE on December 31, 2012.

(5)
The gross-up payments do not take into account mitigation for payments in consideration of non-competition agreements or as reasonable compensation. The employment agreements of Mr. Riffee and Mr. Budorick do not provide for reimbursement of parachute excise taxes and related tax gross-ups. We have determined that Mr. Lingafelter would not have excise taxes due in the periods used in this computation. We will not enter into any new, or materially amended, employment agreements that provide for gross-up payments.

Equity Compensation Plan Information

        The table below provides information as of December 31, 2012 regarding our compensation plans under which equity securities are authorized for issuance to employees or non-employees in exchange for consideration in the form of goods and services.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities in Column (a)) (c)
Equity compensation plans approved by security holders	798,210	$37.62	2,988,010	(1)
Equity compensation plans not approved by security holders	—	N/A	—

Total	798,210	$37.62	2,988,010

(1)
Represents awards available to be issued under the Amended and Restated 2008 Omnibus Equity and Incentive Plan; the Plan provides for a maximum of 5,900,000 of the Registrant's common shares of beneficial interest to be issued in the form of share options, share appreciation rights, deferred share awards, restricted share awards, unrestricted share awards, performance shares, dividend equivalent rights and other equity-based awards and for the granting of cash-based awards.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date CORPORATE OFFICE PROPERTIES TRUST ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! For Against Abstain Yes No M55869-P37278 CORPORATE OFFICE PROPERTIES TRUST 6711 COLUMBIA GATEWAY DRIVE, SUITE 300 COLUMBIA, MD 21046 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 8, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time May 8, 2013. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. For address changes and/or comments, please check this box and write them on the back where indicated. 3. Approval, on an Advisory Basis, of Named Executive Officer compensation. 2. Ratification of the Appointment of Independent Registered Public Accounting Firm. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. The Board of Trustees recommends you vote "FOR" Proposals 2 and 3. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Please indicate if you plan to attend this meeting. 1. Election of Trustees Nominees: The Board of Trustees recommends that you vote "FOR" the listed nominees: 1j) Kenneth D. Wethe 1i) Roger A. Waesche, Jr. 1h) Richard Szafranski 1g) Steven D. Kesler 1d) Robert L. Denton 1f) David M. Jacobstein 1c) Thomas F. Brady 1e) Elizabeth A. Hight 1b) Clay W. Hamlin, III 1a) Jay H. Shidler For Against Abstain ! ! !

Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. Continued and to be signed on reverse side M55870-P37278 CORPORATE OFFICE PROPERTIES TRUST Annual Meeting of Shareholders May 9, 2013 9:30 AM This proxy is solicited by the Board of Trustees This proxy is solicited by the Board of Trustees for use at the Annual Meeting on May 9, 2013. The common shares held in this account or in a dividend reinvestment account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted "FOR" each of the trustees nominated for election in Proposal 1 and "FOR" Proposals 2 and 3. By signing the proxy, you revoke all prior proxies and appoint Roger A. Waesche, Jr. and Stephen E. Riffee, and each of them acting in the absence of the other, with full power of substitution, to vote these shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.